                                                                   EXHIBIT 10.11

(CLIFFORD CHANCE LOGO)                             LIMITED LIABILITY PARTNERSHIP

                                                               EXECUTION VERSION

                        US$92,600,000 FACILITY AGREEMENT
                              dated 22 March 2006

                                       for

                       STERLITE INDUSTRIES (INDIA) LIMITED
                                   as Borrower

                                       and

                                     CALYON
                      ICICI BANK LIMITED, SINGAPORE BRANCH
                             STANDARD CHARTERED BANK
                           as Mandated Lead Arrangers

                                       and

                     THE FINANCIAL INSTITUTIONS NAMED HEREIN
                                   as Lenders

                                       and

                             STANDARD CHARTERED BANK
                                    as Agent

                                   ----------

                             TERM FACILITY AGREEMENT

                                   ----------

                                    CONTENTS

CLAUSE                                                                      PAGE
------                                                                      ----
1.  Definitions And Interpretation.......................................      1
2.  The Facilities.......................................................     11
3.  Purpose..............................................................     11
4.  Conditions Of Utilisation............................................     11
5.  Utilisation..........................................................     13
6.  Repayment............................................................     15
7.  Prepayment And Cancellation..........................................     15
8.  Interest.............................................................     18
9.  Interest Periods.....................................................     19
10. Changes To The Calculation Of Interest...............................     19
11. Tax Gross Up  And Indemnities........................................     21
12. Increased Costs......................................................     22
13. Other Indemnities....................................................     23
14. Mitigation By The Lenders............................................     24
15. Costs And Expenses...................................................     25
16. Representations......................................................     26
17. Information Undertakings.............................................     28
18. Financial Covenants..................................................     32
19. General Undertakings.................................................     35
20. Events Of Default....................................................     37
21. Changes To The Lenders...............................................     42
22. Changes To The Borrower..............................................     45
23. Role Of The Agent....................................................     46
24. Conduct Of Business By The Lenders And The Agent.....................     51
25. Sharing Among The Lenders............................................     51
26. Payment Mechanics....................................................     53
27. Set-Off..............................................................     55
28. Notices..............................................................     55
29. Calculations And Certificates........................................     57
30. Partial Invalidity...................................................     58
31. Remedies And Waivers.................................................     58
32. Amendments And Waivers...............................................     58

33. Counterparts.........................................................     59
34. Governing Law........................................................     60
35. Enforcement..........................................................     60

Schedule 1 CONDITIONS PRECEDENT..........................................     61

Schedule 2 UTILISATION REQUEST...........................................     63

Schedule 3 MANDATORY COST FORMULAE.......................................     64

Schedule 4 FORM OF TRANSFER CERTIFICATE..................................     66

Schedule 5 FORM OF COMPLIANCE CERTIFICATE................................     68

Schedule 6 TIMETABLES....................................................     70

Schedule 7 INITIAL LENDERS...............................................     71

THIS AGREEMENT is dated 22nd March 2006 and made between:

(1)  STERLITE INDUSTRIES (INDIA) LIMITED (the "BORROWER");

(2) CALYON, ICICI BANK LIMITED, SINGAPORE BRANCH and STANDARD CHARTERED BANK (together, the "MANDATED LEAD ARRANGERS");

(3)  THE FINANCIAL INSTITUTIONS NAMED IN SCHEDULE 7 (the "INITIAL LENDERS"); and

(4)  STANDARD CHARTERED BANK, as agent of the Lenders (the "AGENT").

IT IS AGREED as follows:

                                    SECTION 1
                                 INTERPRETATION

1.   DEFINITIONS AND INTERPRETATION

1.1  DEFINITIONS

     In this Agreement:

     "ADDITIONAL COST RATE" has the meaning given to it in Schedule 3 (Mandatory Cost formulae).

     "AFFILIATE" means, in relation to any person, a Subsidiary of that person or a Holding Company of that person or any other Subsidiary of that Holding Company.

     "AGENT'S RATE OF EXCHANGE" means on any day, the mid-rate quoted by the Bank of Japan on Reuters' page TKYFX for the purchase of yen with dollars at or about 5.00pm (Tokyo time) on that day.

     "AUTHORISATION" means an authorisation, consent, approval, resolution, licence, exemption, filing, notarisation or registration.

     "AUTHORISED SIGNATORY" means the managing director, a director or the chief financial officer of the Borrower, or any person so authorised by the board of directors of the Borrower.

     "AVAILABILITY PERIOD" means the period from and including the date of this Agreement to and including the date which is 90 days after the date of this Agreement (or such later date as may be agreed between the Lenders and the Borrower), provided that if the Availability Period would otherwise end on a day which is not a Business Day, it will instead end on the preceding Business Day.

     "AVAILABLE COMMITMENT" means, at any time and save as otherwise provided herein, the aggregate of the Available Tranche A Commitment and the Available Tranche B Commitment.

     "AVAILABLE FACILITY" means, at any time and save as otherwise provided herein, the aggregate of the Available Tranche A Facility and the Available Tranche B Facility.

     "AVAILABLE TRANCHE A COMMITMENT" means the Tranche A Commitment minus:

     (a)  the amount of any outstanding Loans; and

     (b) in relation to any proposed Utilisation, the amount of any Loans that are due to be made on or before the proposed Utilisation Date.

     "AVAILABLE TRANCHE A FACILITY" means the aggregate for the time being of the Available Tranche A Commitment.

     "AVAILABLE TRANCHE B COMMITMENT" means the Tranche B Commitment minus:

     (a)  the amount of any outstanding Loans; and

     (b) in relation to any proposed Utilisation, the amount of any Loans that are due to be made on or before the proposed Utilisation Date.

     "AVAILABLE TRANCHE B FACILITY" means the aggregate for the time being of the Available Tranche B Commitment.

     "BREAK COSTS" means the amount (if any) by which:

     (a) the interest which a Lender should have received for the period from the date of receipt of all or any part of its participation in a Loan or Unpaid Sum to the last day of the current Interest Period in respect of that Loan or Unpaid Sum, had the principal amount or Unpaid Sum received been paid on the last day of that Interest Period;

     exceeds:

     (b) the amount which that Lender would be able to obtain by placing an amount equal to the principal amount or Unpaid Sum received by it on deposit with a leading bank in the Relevant Interbank Market for a period starting on the Business Day following receipt or recovery and ending on the last day of the current Interest Period.

     "BUSINESS DAY" means a day (other than a Saturday or Sunday) on which banks are open for general business in London (in respect of interest rate fixing only) and New York, Mumbai, Singapore and Tokyo (in respect of payments only).

     "COMMITMENT" means the Tranche A Commitment or the Tranche B Commitment.

     "COMPLIANCE CERTIFICATE" means a certificate substantially in the form set out in Schedule 5 (Form of Compliance Certificate).

     "DEFAULT" means an Event of Default or any event or circumstance specified in Clause 20 (Events of Default) which would (with the expiry of a grace period, the giving of notice, the making of any determination under the Finance Documents or any combination of any of the foregoing) be an Event of Default.

     "EVENT OF DEFAULT" means any event or circumstance specified as such in Clause 20 (Events of Default).

     "FACILITIES" means the term loan facilities made available under this Agreement as described in Clause 2 (The Facilities) and "FACILITY" means any one of them.

     "FACILITY OFFICE" means the office or offices notified by a Lender to the Agent in writing on or before the date it becomes a Lender (or, following that date, by not less than five Business Days' written notice) as the office or offices through which it will perform its obligations under this Agreement.

     "FEE LETTER" means any letter or letters entered or to be entered into between the Mandated Lead Arrangers, the Agent and the Borrower.

     "FINANCE DOCUMENT" means this Agreement, any Fee Letter and any other document designated as such by the Agent and the Borrower.

     "FINANCIAL INDEBTEDNESS" means any indebtedness for or in respect of:

     (a)  moneys borrowed;

     (b)  any amount raised by acceptance under any acceptance credit facility;

     (c) any amount raised pursuant to any note purchase facility or the issue of bonds, notes, debentures, loan stock or any similar instrument;

     (d) the amount of any liability in respect of any lease or hire purchase contract which would, in accordance with GAAP, be treated as a finance or capital lease;

     (e) receivables sold or discounted (other than any receivables to the extent they are sold on a non-recourse basis);

     (f) any amount raised under any other transaction (including any forward sale or purchase agreement) having the commercial effect of a borrowing;

     (g) any derivative transaction entered into in connection with protection against or benefit from fluctuation in any rate or price (and, when calculating the value of any derivative transaction, only the marked to market value shall be taken into account);

     (h) any counter-indemnity obligation in respect of a guarantee, indemnity, bond, standby or documentary letter of credit or any other instrument issued by a bank or financial institution;

     (i)  any amount raised by the issue of redeemable shares;

     (j) any amount of any liability under an Loan or deferred purchase agreement if one of the primary reasons behind the entry into this Agreement is to raise finance; and

     (k) (without double counting) the amount of any liability in respect of any guarantee or indemnity for any of the items referred to in paragraphs (a) to (j) above.

     "GAAP" means generally accepted accounting principles in India.

     "GROUP" means the Borrower and it's Subsidiaries for the time being.

     "GST" means goods and services tax, levied in accordance with the Goods and Services Tax Act, Chapter 117A of Singapore.

     "HOLDING COMPANY" means, in relation to a company or corporation, any other company or corporation in respect of which it is a Subsidiary.

     "INFORMATION MEMORANDUM" means the information memorandum prepared or to be prepared (as the context may require) by the Mandated Lead Arrangers for and on behalf of (and at the request of) the Borrower.

     "INTEREST PERIOD" means, in relation to a Loan, each period determined in accordance with Clause 9 (Interest Periods) and in relation to an Unpaid Sum, each period determined in accordance with Clause 8.4 (Default Interest).

     "LENDERS" means the Tranche A Lenders and the Tranche B Lenders.

     "LIBOR" means, in relation to any Loan:

     (a)  the applicable Screen Rate; or

     (b) (if no Screen Rate is available for yen or for the Interest Period of that Loan) the arithmetic mean of the rates (rounded upwards to four decimal places) as supplied to the Agent at its request quoted by the Reference Banks to leading banks in the London interbank market, as of the Specified Time on the Quotation Day for the offering of deposits in yen and for a period comparable to the Interest Period for that Loan.

     "LOAN" means the Tranche A Loan and/or the Tranche B Loan.

     "MAJORITY LENDERS" means:

     (a) if there are no Loans then outstanding, a Lender or Lenders whose Commitments aggregate more than 66 2/3% of the Total Commitments (or if the Total Commitments have been reduced to zero, aggregate more than 66 2/3% of the Total Commitments immediately prior to the reduction); or

     (b) at any other time, a Lender or Lenders whose participations in the Loans then outstanding aggregate more than 66 2/3% of all the Loans then outstanding.

     "MANDATORY COST" means the percentage rate per annum calculated by the Agent in accordance with Schedule 3 (Mandatory Cost formulae).

     "MARGIN" means zero point four three five per cent. (0.435%) per annum.

     "MATERIAL ADVERSE EFFECT" means a material adverse effect on:

     (a) the business, operations, property, condition (financial or otherwise) or prospects of the Borrower or the Group taken as a whole;

     (b) the ability of the Borrower to perform its obligations under any of the Finance Documents; or

     (c) the validity, legality or enforceability of the Finance Documents or the rights or remedies of any Lender or the Agent under the Finance Documents.

     "MONTH" means a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month, except that:

     (a) if the numerically corresponding day is not a Business Day, that period shall end on the next Business Day in that calendar month in which that period is to end if there is one, or if there is not, on the immediately preceding Business Day;

     (b) if there is no numerically corresponding day in the calendar month in which that period is to end, that period shall end on the last Business Day in that calendar month.

     The above rules will only apply to the last Month of any period.

     "ORIGINAL FINANCIAL STATEMENTS" means the Borrower's audited financial statements and the Group's audited consolidated financial statements for the financial year ended 31 March 2005.

     "PARENT" means Vedanta Resources plc, a corporation incorporated and existing under the laws of England.

     "PARTICIPATING MEMBER STATE" means any member state of the European Union that adopts or has adopted the euro as its lawful currency in accordance with legislation of the European Union relating to Economic and Monetary Union.

     "PARTY" means a party to this Agreement.

     "PROTECTED PARTY" means the Agent, the Mandated Lead Arrangers, or a Lender which is or will be subject to any liability, or required to make any payment, for or on account of Tax in relation to a sum received or receivable (or any sum deemed for the purposes of Tax to be received or receivable) under a Finance Document.

     "QUOTATION DAY" means, in relation to any period for which an interest rate is to be determined, no longer than three Business Days before the first day of that period unless market practice differs in the Relevant Interbank Market, in which case the Quotation Day will be determined by the Agent in accordance with market practice in the Relevant Interbank Market (and if quotations would normally be given by leading banks in the Relevant Interbank Market on more than one day, the Quotation Day will be the last of those days).

     "RBI" means the Reserve Bank of India.

     "REFERENCE BANK" means the principal London offices of Calyon, ICICI Bank Limited and Standard Chartered Bank and/or such other bank or banks as may be selected by the Agent in consultation with the Borrower.

     "RELEVANT INTERBANK MARKET" means the London interbank market.

     "REPEATING REPRESENTATIONS" means each of the representations set out in Clause 16.

     "SCREEN RATE" means the rate per annum determined by the Agent to be the offered rate (if any) appearing on the appropriate page of the Telerate screen (being currently page 3750) which displays the British Bankers Association Interest Settlement Rate for deposits in yen. If the agreed page is replaced or service ceases to be available, the Agent may specify another page or service displaying the appropriate rate after consultation with the Borrower and the Lenders.

     "SECURITY" means a mortgage, charge, pledge, lien or other security interest securing any obligation of any person or any other agreement or arrangement having a similar effect.

     "SPECIFIED TIME" means a time determined in accordance with Schedule 6 (Timetables).

     "SUBSIDIARY" means in relation to any company or corporation, a company or corporation:

     (a) which is controlled, directly or indirectly, by the first mentioned company or corporation;

     (b) more than half the issued share capital of which is beneficially owned, directly or indirectly by the first mentioned company or corporation; or

     (c) which is a Subsidiary of another Subsidiary of the first mentioned company or corporation,

     and for this purpose, a company or corporation shall be treated as being controlled by another if that other company or corporation is able to direct its affairs and/or to control the composition of its board of directors or equivalent body.

     "SYNDICATION DATE" means the day specified by the Mandated Lead Arrangers as the day on which primary syndication of the Facilities is completed.

     "TAX" means any tax, levy, impost, duty or other charge or withholding of a similar nature (including any penalty or interest payable in connection with any failure to pay or any delay in paying any of the same).

     "TAX DEDUCTION" means a deduction or withholding for or on account of Tax from a payment under a Finance Document.

     "TAX PAYMENT" means either the increase in a payment made by the Borrower to a Lender or the Agent under Clause 11.2 (Tax gross-up) or a payment under Clause 11.3 (Tax indemnity).

     "TOTAL SECURED DEBT" has the meaning given to it in Clause 18.1 (Financial Definitions).

     "TRANCHE" means any of Tranche A or Tranche B, as the context may require.

     "TRANCHE A" or "TRANCHE A FACILITY" means the term loan facility granted to the Borrower in this Agreement by the Tranche A Lenders pursuant to clause 2.1.

     "TRANCHE A COMMITMENT" means:

     (a) in relation to a Tranche A Lender, the amount in dollars set opposite its name under the heading "Commitment" in Part 1 of Schedule 7 (Initial Lenders) and as amended by the amount of any other Tranche A Commitment transferred to it or by it under this Agreement to the extent not cancelled or reduced under this Agreement; and

     (b) in relation to any other Lender, the amount in dollars of any Tranche A Commitment transferred to it under this Agreement.

     "TRANCHE A LENDER" means any financial institution:

     (a)  named in Part 1 of Schedule 7 (Initial Lenders); or

     (b) which has become a party hereto with rights and/or obligations in respect of Tranche A in accordance with Clause 21 (Changes to the Lenders) or pursuant to an accession agreement with the Borrower and the Initial Lenders, and which has not ceased to be a party hereto in accordance with the terms hereof.

     "TRANCHE A LOAN" means a loan made or to be made under the Tranche A Facility or the principal amount outstanding for the time being of that loan.

     "TRANCHE A TERMINATION DATE" means 5th June 2007, or, if that is not a Business Day, the immediately preceding Business Day.

     "TRANCHE B" or "TRANCHE B FACILITY" means the term loan facility granted to the Borrower in this Agreement by the Tranche B Lenders pursuant to Clause 2.2.

     "TRANCHE B COMMITMENT" means:

     (a) in relation to a Tranche B Lender, the amount in dollars set opposite its name under the heading "Commitment" in Part 2 of Schedule 7 (Initial Lenders) and as amended by the amount of any other Tranche B Commitment transferred to it or by it under this Agreement to the extent not cancelled or reduced under this Agreement; and

     (b) in relation to any other Lender, the amount in dollars of any Tranche B Commitment transferred to it under this Agreement.

     "TRANCHE B LENDER" means any financial institution:

     (a)  named in Part 2 of Schedule 7 (Initial Lenders); or

     (b) which has become a party hereto with rights and/or obligations in respect of Tranche B in accordance with Clause 21 (Changes to the Lenders) or pursuant to an accession agreement with the Borrower and the Initial Lenders, and which has not ceased to be a party hereto in accordance with the terms hereof.

     "TRANCHE B LOAN" means a loan made or to be made under the Tranche B Facility or the principal amount outstanding for the time being of that loan.

     "TRANCHE B TERMINATION DATE" means 24th September 2008 or, if that is not a Business Day, the immediately preceding Business Day.

     "TRANSFER CERTIFICATE" means a certificate substantially in the form set out in Schedule 4 (Form of Transfer Certificate) or any other form agreed between the Agent and the Borrower.

     "TRANSFER DATE" means, in relation to a transfer, the later of:

     (a)  the proposed Transfer Date specified in the Transfer Certificate; and

     (b)  the date on which the Agent executes the Transfer Certificate.

     "UNPAID SUM" means any sum due and payable but unpaid by the Borrower under the Finance Documents.

     "US$25,000,000 FACILITY AGREEMENT" means the facility agreement between the Borrower, Credit Agricole Indosuez as Lender and Credit Agricole Indosuez, Singapore Branch as Agent dated 1 September 2003.

     "US$67,600,000 FACILITY AGREEMENT" means the facility agreement between the Borrower, ABN AMRO Bank N.V., ANZEF Limited and ICICI Bank Limited, Singapore Branch as Lead Arrangers and Underwriters, ABN AMRO Bank N.V. as Agent and the financial institutions named therein as Lenders dated 3 June 2004.

     "UTILISATION" means a utilisation of the Facilities.

     "UTILISATION DATE" means the date of a Utilisation, being the date on which the relevant Loan is to be made.

     "UTILISATION REQUEST" means a notice substantially in the form set out in
     Schedule 2 (Utilisation Request).

     "VAT" means value added tax as provided for in the Value Added Tax Act 1994
     (UK) and any other tax of a similar nature in any applicable jurisdiction (including any service tax or interest tax or GST).

     "YEN EQUIVALENT" of a dollar amount means that amount of dollars converted to yen at the Agent's Rate of Exchange on the Business Day prior to the proposed date for making that Loan.

1.2  CONSTRUCTION

     (a) Unless a contrary indication appears any reference in this Agreement to:

          (i) The "AGENT", any "LENDER", the "BORROWER" or any "PARTY" shall be construed so as to include its successors in title, permitted assigns and permitted transferees;

          (ii) "ASSETS" includes present and future properties, revenues and rights of every description;

          (iii) a "FINANCE DOCUMENT" or any other agreement or instrument is a reference to that Finance Document or other agreement or instrument as amended, restated, supplemented or novated;

          (iv) "INDEBTEDNESS" includes any obligation (whether incurred as principal or as surety) for the payment or repayment of money, whether present or future, actual or contingent;

          (v) a "PERSON" includes any person, firm, company, corporation, government, state or agency of a state or any association, trust or partnership (whether or not having separate legal personality) of two or more of the foregoing;

          (vi) a "REGULATION" includes any regulation, rule, official directive, request or guideline (whether or not having the force of law) of any governmental, intergovernmental or supranational body, agency, department or regulatory, self-regulatory or other authority or organisation;

          (vii) a provision of law is a reference to that provision as amended or re-enacted; and

          (viii) a time of day is a reference to London time.

     (b)  Section, Clause and Schedule headings are for ease of reference only.

     (c) Unless a contrary indication appears, a term used in any other Finance Document or in any notice given under or in connection with any Finance Document has the same meaning in that Finance Document or notice as in this Agreement.

     (d) A Default (other than an Event of Default) is "CONTINUING" if it has not been remedied or waived and an Event of Default is "CONTINUING" if it has not been waived.

     (e)  Words importing the plural shall include the singular and vice versa.

     (f) Reference to the words "INCLUDE" or "INCLUDING" shall be construed without limitation.

     (g) In the event of any disagreement or dispute between any Finance Party(ies) and the Borrower regarding the materiality of any matter including of any event, occurrence, circumstance, change, fact, information, document, authorisation, proceeding, act, omission, claims, breach, default or otherwise, the opinion of the Majority Lenders as to the materiality of any of the foregoing shall be final and binding on the Borrower (without prejudice to the Borrower's legal rights under this Agreement).

1.3  CURRENCY SYMBOLS AND DEFINITIONS

     (a) "$" and "DOLLAR" denote lawful currency of the United States of America.

     (b)  "YEN" and "YEN" denote lawful currency of Japan.

1.4  THIRD PARTY RIGHTS

     (a) Unless expressly provided to the contrary in a Finance Document, a person who is not a Party has no right under the Contracts (Rights of Third Parties) Act 1999 (the "THIRD PARTIES ACT") to enforce or to enjoy the benefit of any term of this Agreement.

     (b) Notwithstanding any term of any Finance Document, the consent of any person who is not a Party is not required to rescind or vary this Agreement at any time.

                                    SECTION 2
                                  THE FACILITY

2.   THE FACILITIES

2.1  TRANCHE A FACILITY

     Subject to the terms of this Agreement, the Tranche A Lenders make available to the Borrower a yen term loan facility in an aggregate amount equal to the Tranche A Commitment.

2.2  TRANCHE B FACILITY

     Subject to the terms of this Agreement, the Tranche B Lenders make available to the Borrower a yen term loan facility in the aggregate amount equal to the Tranche B Commitment.

2.3  AGENT AND LENDERS' RIGHTS AND OBLIGATIONS

     (a) The obligations of each Lender and the Agent under the Finance Documents are several. Failure by a Lender or the Agent to perform its obligations under the Finance Documents does not affect the obligations of any other Party under the Finance Documents. No Lender nor the Agent is responsible for the obligations of any other Party under the Finance Documents.

     (b) The rights of each Lender and the Agent under or in connection with the Finance Documents are separate and independent rights and any debt arising under the Finance Documents to a Lender or the Agent from the Borrower shall be a separate and independent debt.

     (c) The Agent or a Lender may, except as otherwise stated in the Finance Documents, separately enforce its rights under the Finance Documents.

3.   PURPOSE

3.1  PURPOSE OF TRANCHE A FACILITY

     The Borrower shall apply all amounts borrowed by it under the Tranche A Facility to repay all amounts outstanding under the US$67,600,000 Facility Agreement.

3.2  PURPOSE OF TRANCHE B FACILITY

     The Borrower shall apply all amounts borrowed by it under the Tranche B Facility to repay all amounts outstanding under the US$25,000,000 Facility Agreement.

3.3  MONITORING

     No Lender nor the Agent is bound to monitor or verify the application of any amount borrowed pursuant to this Agreement.

4.   CONDITIONS OF UTILISATION

4.1  INITIAL CONDITIONS PRECEDENT

     The Borrower may not deliver a Utilisation Request unless the Agent has received all of the documents and other evidence listed in Schedule 1 (Conditions precedent) in form and substance satisfactory to the Agent. The Agent shall notify the Borrower and the Lenders promptly upon being so satisfied.

4.2  FURTHER CONDITIONS PRECEDENT

     The Lenders will only be obliged to comply with Clause 5.4 (Loan) if on the date of the Utilisation Request and on the proposed Utilisation Date:

     (a)  no Default is continuing or would result from the proposed Loan; and

     (b) the Repeating Representations to be made by the Borrower are true in all material respects.

                                    SECTION 3
                                   UTILISATION

5.   UTILISATION

5.1  UTILISATION OF TRANCHE A

     (a) The Borrower may utilise the Tranche A Facility by delivery to the Agent of a duly completed Utilisation Request not later than the Specified Time.

     (b) The Borrower shall be entitled (subject to the terms of this Agreement) to utilise the Tranche A Facility for a single Loan only.

     (c) A Utilisation Request for the making of a Tranche A Loan is irrevocable and will not be regarded as having been duly completed unless:

          (i) the proposed Utilisation Date for the making of the Tranche A Loan is a Business Day within the Availability Period;

          (ii) the currency and amount of the Utilisation of the Tranche A Loan comply with Clause 5.3; and

          (iii) the proposed Interest Period applicable to the Tranche A Loan complies with Clause 9 (Interest Periods).

     (d) The amount of the proposed Loan under the Tranche A Facility must be an amount which is equal to the Available Tranche A Facility.

5.2  UTILISATION OF TRANCHE B

     (a) The Borrower may utilise the Tranche B Facility by delivery to the Agent of a duly completed Utilisation Request not later than the Specified Time.

     (b) The Borrower shall be entitled (subject to the terms of this Agreement) to utilise the Tranche B Facility for a single Loan only.

     (c) A Utilisation Request for the making of a Tranche B Loan is irrevocable and will not be regarded as having been duly completed unless:

          (i) the proposed Utilisation Date for the making of the Tranche B Loan is a Business Day within the Availability Period;

          (ii) the currency and amount of the Utilisation of the Tranche B Loan comply with Clause 5.3; and

          (iii) the proposed Interest Period applicable to the Tranche B Loan complies with Clause 9 (Interest Periods).

     (d) The amount of the proposed Loan under the Tranche B Facility must be an amount which is equal to the Available Tranche B Facility.

5.3  CURRENCY AND AMOUNT

     (a)  The currency specified in a Utilisation Request must be in dollars.

     (b)  Each Loan shall be made available in yen.

     (c) The amount of the relevant Loan shall be the Yen Equivalent of the dollar amount specified in the relevant Utilisation Request, as calculated by the Agent using the Agent's Rate of Exchange.

5.4  LOAN

     (a) If the conditions set out in this Agreement have been met, each Tranche A Lender shall make its portion of the Tranche A Loan available by the Utilisation Date through its Facility Office in the proportion borne by its Available Tranche A Commitment to the Available Tranche A Facility immediately prior to the making of the Tranche A Loan.

     (b) If the conditions set out in this Agreement have been met, each Tranche B Lender shall make its portion of the Tranche B Loan available by the Utilisation Date through its Facility Office in the proportion borne by its Available Tranche B Commitment to the Available Tranche B Facility immediately prior to the making of the Tranche B Loan.

5.5  REDUCTION IN COMMITMENTS

     (a) If a Lender's Available Tranche A Commitment is reduced in accordance with the terms hereof (whether before or after the Agent has received the Utilisation Request for the Loans) and such reduction was not taken into account in the Available Tranche A Facility, then the amount of the Tranche A Loan shall be reduced accordingly.

     (b) If a Lender's Available Tranche B Commitment is reduced in accordance with the terms hereof (whether before or after the Agent has received the Utilisation Request for the Loans) and such reduction was not taken into account in the Available Tranche B Facility, then the amount of the Tranche B Loan shall be reduced accordingly.

                                    SECTION 4
                     REPAYMENT, PREPAYMENT AND CANCELLATION

6.   REPAYMENT

6.1  REPAYMENT OF LOANS

     (a) The Borrower shall repay the Tranche A Loan in full on the Tranche A Termination Date.

     (b) The Borrower shall repay the Tranche B Loan in full on the Tranche B Termination Date.

7.   PREPAYMENT AND CANCELLATION

7.1  ILLEGALITY

     If, at any time, it is or will become unlawful in any applicable jurisdiction for a Lender to perform any of its obligations as contemplated by this Agreement or to fund or maintain its participation in any Loan:

     (a) that Lender shall promptly notify the Agent upon becoming aware of that event;

     (b) upon the Agent notifying the Borrower, the Commitment of that Lender will be immediately cancelled; and

     (c) the Borrower shall repay that Lender's participation in the Loans made to the Borrower on the last day of the Interest Period for each Loan occurring after the Agent has notified the Borrower or on the date specified by the Lender in the notice delivered to the Agent (whichever is earlier).

7.2  AUTOMATIC CANCELLATION

     At the close of the last Business Day of the Availability Period (or, if earlier, the Utilisation Date), the undrawn Commitment at that time shall automatically be cancelled.

7.3  VOLUNTARY CANCELLATION

     The Borrower may, if it gives the Agent not less than 5 Business Days' (or such shorter period as the Majority Lenders may agree) prior written notice, cancel the whole or any part (but, if in part, in a minimum amount of $5,000,000 and, if higher, in integral multiples of $1,000,000) of the Available Facility provided that no amount of the Tranche A Facility may be cancelled while any amount of the Available Tranche B Facility remains undrawn.

7.4  VOLUNTARY PREPAYMENT OF LOANS

     (a) The Borrower may, if it gives the Agent not less than 30 days' (or such shorter period as the Majority Lenders may agree) prior written notice of an intended prepayment, and if all necessary regulatory approvals are obtained (if any), prepay the whole or any part of the Loans (but, if in part, being an amount that reduces the amount of the Loans pro rata and by a minimum amount which is the Yen Equivalent of $5,000,000 (based on the Agent's Rate of Exchange used in connection with the drawdown of the Loans) and, if higher, in integral multiples which are the Yen Equivalent of $1,000,000 (based on the Agent's

          Rate of Exchange used in connection with the drawdown of the Loans)) on the last day of an Interest Period.

     (b) The Loans may only be prepaid after the last day of the Availability Period (or, if earlier, the day on which the Available Facility is zero).

     (c) Any prepayment under this Clause 7.4 shall reduce each of the Lenders' participations in the Loans pro rata.

     (d) Any prepayment under this Clause 7.4 shall be made in compliance with the ECB guidelines of the RBI.

7.5  RIGHT OF REPAYMENT IN RELATION TO A SINGLE LENDER

     (a)  If:

          (i)  any Lender claims indemnification from the Borrower under Clause
               11.3 (Tax indemnity) or Clause 12 (Increased costs); or

          (ii) any Lender notifies the Agent of its Additional Cost Rate under paragraph 3 of Schedule 3 (Mandatory Cost formulae),

          the Borrower may, whilst (in the case of paragraph (i) above) the circumstance giving rise to the requirement or indemnification continues or (in the case of paragraph (ii) above) that Additional Cost Rate is greater than zero, give the Agent notice of its intention to procure the repayment of that Lender's participation in the Loans.

     (b) On the last day of each Interest Period which ends after the Borrower has given notice under paragraph (a) above or on the date specified by the Borrower in that notice (whichever is earlier), the Borrower shall repay that Lender's participation in that Loan.

7.6  RESTRICTIONS

     (a) Any notice of cancellation or prepayment given by any Party under this Clause 7 shall be irrevocable and, unless a contrary indication appears in this Agreement, shall specify the date or dates upon which the relevant cancellation or prepayment is to be made and the amount of that cancellation or prepayment.

     (b) Any prepayment under this Agreement shall be made together with accrued interest on the amount prepaid and any applicable Break Costs, but without any other premium or penalty.

     (c) The Borrower may not reborrow any part of the Facilities which is prepaid.

     (d) The Borrower shall not repay or prepay all or any part of the Loans or cancel all or any part of the Commitments except at the times and in the manner expressly provided for in this Agreement.

     (e) No amount of the Commitments cancelled under this Agreement may be subsequently reinstated.

     (f) If the Agent receives a notice under this Clause 7 it shall promptly forward a copy of that notice to either the Borrower or the affected Lender, as appropriate.

                                    SECTION 5
                              COSTS OF UTILISATION

8.   INTEREST

8.1  INTEREST RATE

     The rate of interest on the Loan for each Interest Period is the percentage rate per annum which is the aggregate of the applicable:

     (a)  Margin;

     (b)  LIBOR; and

     (c)  Mandatory Cost, if any.

8.2  CALCULATION OF INTEREST

     Interest shall accrue from day to day at the rate determined under Clause
     8.1 (Interest Rate), on the basis of actual days elapsed and a 360 day year.

8.3  PAYMENT OF INTEREST

     On the last day of each Interest Period the Borrower shall pay accrued interest on the Loan to which that Interest Period relates.

8.4  DEFAULT INTEREST

     (a) If the Borrower fails to pay any amount payable by it under a Finance Document on its due date, interest shall accrue on the overdue amount from the due date up to the date of actual payment (both before and after judgment) at a rate which, subject to paragraph (b) below is two per cent higher than the rate which would have been payable if the overdue amount had, during the period of non-payment, constituted a Loan in the currency of the overdue amount for successive Interest Periods, each of a duration selected by the Agent (acting reasonably). Any interest accruing under this Clause 8.4 shall be immediately payable by the Borrower on demand by the Agent.

     (b) If any overdue amount consists of all or part of a Loan which became due on a day which was not the last day of an Interest Period relating to that Loan:

          (i) the first Interest Period for that overdue amount shall have a duration equal to the unexpired portion of the current Interest Period relating to that Loan; and

          (ii) the rate of interest applying to the overdue amount during that first Interest Period shall be two per cent. higher than the rate which would have applied if the overdue amount had not become due.

     (c) Default interest (if unpaid) arising on an overdue amount will be compounded with the overdue amount at the end of each Interest Period applicable to that overdue amount but will remain immediately due and payable.

8.5  NOTIFICATION OF RATES OF INTEREST

     The Agent shall promptly notify the Lenders and the Borrower from time to time of the determination of a rate of interest under this Agreement. The certificate of the Agent as to the rate and the amount of interest payable under this Agreement shall, in the absence of manifest error, be conclusive and binding on all Parties.

9.   INTEREST PERIODS

9.1  INTEREST PERIODS

     (a) The Interest Periods for the Loans will, subject to the remainder of this clause 9 and save as otherwise provided herein, be one, two, three or six Months (or such other period as the Borrower and the Lenders may agree) as the Borrower may select in the Utilisation Request starting on the Utilisation Date or (for subsequent Interest Periods) no later than the Specified Time.

     (b) An Interest Period for Tranche A Loan shall not extend beyond the Tranche A Termination Date and an Interest Period for Tranche B Loan shall not extend beyond the Tranche B Termination Date.

     (c) Prior to the earlier of (a) the Syndication Date and (b) the last day of the second Interest Period for a Tranche A Loan (the "RELEVANT DATE"):

          (i) Interest Periods shall, (subject in the case of the first Interest Period for a Tranche B Loan to paragraph (ii) below), be one Month or such other period as the Agent and the Borrower may agree; and

          (ii) the Borrower shall ensure that the first Interest Period for a Tranche B Loan shall end at the same time as the first Interest Period for a Tranche A Loan.

     (d) Interest Periods for a Loan under a particular Tranche commencing on or after the Relevant Date shall be of the same duration as Interest Periods commencing at the same time under the other Tranche.

9.2  NON-BUSINESS DAYS

     If an Interest Period would otherwise end on a day which is not a Business Day, that Interest Period will instead end on the preceding Business Day.

9.3  CONSOLIDATION OF LOANS

     If two or more Interest Periods for Loans under a particular Tranche end on the same date, those Loans will be consolidated into, and treated as, a single Loan on the last day of the Interest Period.

10.  CHANGES TO THE CALCULATION OF INTEREST

10.1 ABSENCE OF QUOTATIONS

     Subject to Clause 10.2 (Market disruption), if LIBOR is to be determined by reference to the Reference Banks but a Reference Bank does not supply a quotation by the Specified Time on the Quotation Day, the applicable LIBOR shall be determined on the basis of the quotations of the remaining Reference Banks.

10.2 MARKET DISRUPTION

     (a) If a Market Disruption Event occurs in relation to a Loan for any Interest Period, then the rate of interest on each Lender's share of that Loan for the Interest Period shall be the rate per annum which is the sum of:

          (i)  the Margin;

          (ii) the rate notified to the Agent by that Lender as soon as practicable and in any event before interest is due to be paid in respect of that Interest Period, to be that which expresses as a percentage rate per annum the cost to that Lender of funding its participation in that Loan from whatever source it may reasonably select; and

          (iii) the Mandatory Cost, if any, applicable to that Lender's participation in the Loan.

     (b)  In this Agreement "MARKET DISRUPTION EVENT" means:

          (i) at or about noon on the Quotation Day for the relevant Interest Period the Screen Rate is not available and none of the Reference Banks supplies a rate to the Agent to determine LIBOR for yen and the relevant Interest Period; or

          (ii) before close of business in London on the Quotation Day for the relevant Interest Period, the Agent receives notifications from a Lender or Lenders (whose participations in a Loan exceed 35 per cent. of that Loan) that the cost to it of obtaining matching deposits in the Relevant Interbank Market would be in excess of LIBOR.

10.3 ALTERNATIVE BASIS OF INTEREST OR FUNDING

     (a) If a Market Disruption Event occurs, the Agent and the Borrower shall (in good faith) enter into negotiations (for a period of not more than thirty days) with a view to agreeing a substitute basis for determining the rate of interest.

     (b) Any alternative basis agreed pursuant to paragraph (a) above shall, with the prior consent of all the Lenders and the Borrower, take effect in accordance with its terms and be binding on all Parties.

10.4 BREAK COSTS

     (a) The Borrower shall, within seven Business Days of demand by a Lender, pay to that Lender its Break Costs attributable to all or any part of a Loan or Unpaid Sum being paid by the Borrower on a day other than the last day of an Interest Period for that Loan or Unpaid Sum.

     (b) Each Lender shall, as soon as reasonably practicable after a demand by the Agent, provide a certificate confirming the amount of its Break Costs for any Interest Period in which they accrue.

                                    SECTION 6
                         ADDITIONAL PAYMENT OBLIGATIONS

11.  TAX GROSS UP AND INDEMNITIES

11.1 DETERMINATIONS

     Unless a contrary indication appears, in this Clause 11 a reference to "determines" or "determined" means a determination made in the absolute discretion of the person making the determination.

11.2 TAX GROSS-UP

     (a) The Borrower shall make all payments to be made by it to any Lender or the Agent without any Tax Deduction, unless a Tax Deduction is required by law.

     (b) The Borrower shall promptly upon becoming aware that it must make a Tax Deduction (or that there is any change in the rate or the basis of a Tax Deduction) notify the Agent accordingly. Similarly, a Lender shall notify the Agent on becoming so aware in respect of a payment payable to that Lender. If the Agent receives such notification from a Lender it shall notify the Borrower.

     (c) If a Tax Deduction is required by law or regulation to be made by the Borrower, the amount of the payment due from the Borrower shall be increased to an amount which (after making any Tax Deduction) leaves an amount equal to the payment which would have been due if no Tax Deduction had been required.

     (d) If the Borrower is required to make a Tax Deduction, it shall make that Tax Deduction and any payment required in connection with that Tax Deduction within the time allowed and in the minimum amount required by law.

     (e) Within thirty days of making either a Tax Deduction or any payment required in connection with that Tax Deduction, the Borrower shall deliver to the Agent for itself or the Lender entitled to the payment evidence reasonably satisfactory to that person that the Tax Deduction has been made or (as applicable) any appropriate payment paid to the relevant taxing authority.

11.3 TAX INDEMNITY

     (a) The Borrower shall (within three Business Days of demand by the Agent) pay to a Protected Party an amount equal to the loss, liability or cost which that Protected Party determines will be or has been (directly or indirectly) suffered for or on account of Tax by that Protected Party in respect of a Finance Document.

     (b)  Paragraph (a) above shall not apply:

          (i)  with respect to any Tax assessed on a Lender or the Agent:

               (A) under the law of the jurisdiction in which that Lender or the Agent is incorporated or, if different, the jurisdiction (or jurisdictions) in which that Lender or the Agent is treated as resident for tax purposes; or

               (B) under the law of the jurisdiction in which that Party's Facility Office is located in respect of amounts received or receivable in that jurisdiction,

               if that Tax is imposed on or calculated by reference to the net income received or receivable (but not any sum deemed to be received or receivable) by that Party; or

          (ii) to the extent a loss, liability or cost is compensated for by an increased payment under Clause 11.2 (Tax gross-up).

     (c)  A Protected Party making, or intending to make a claim under paragraph
          (a) above shall promptly notify the Agent of the event which will give, or has given, rise to the claim, following which the Agent shall notify the Borrower.

     (d) A Protected Party shall, on receiving a payment from the Borrower under this Clause 11.3, notify the Agent.

11.4 STAMP TAXES

     The Borrower shall pay and, within three Business Days of demand, indemnify each Lender or the Agent against any cost, loss or liability that Lender or the Agent incurs in relation to all stamp duty, registration and other similar Taxes payable in respect of any Finance Document.

11.5 VALUE ADDED TAX

     (a) All consideration expressed to be payable under a Finance Document by any Party to a Lender or the Agent shall be deemed to be exclusive of any VAT. If VAT is chargeable on any supply made by any Lender or the Agent to any Party in connection with a Finance Document, that Party shall pay to the Lender or the Agent (in addition to and at the same time as paying the consideration) an amount equal to the amount of the VAT.

     (b) Where a Finance Document requires any Party to reimburse a Lender or the Agent for any costs or expenses, that Party shall also at the same time pay and indemnify the Lender or the Agent against all VAT incurred by the Lender or the Agent in respect of the costs or expenses to the extent that the Lender or the Agent reasonably determines that it is not entitled to credit, repayment, return or refund of the VAT.

12.  INCREASED COSTS

12.1 INCREASED COSTS

     (a) Subject to Clause 12.3 (Exceptions) the Borrower shall, within three Business Days of a demand by the Agent, pay for the account of a Lender or the Agent the amount of any Increased Costs incurred by that Lender or the Agent or any of its Affiliates as a result of (i) the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation or (ii) compliance with any law or regulation made after the date of this Agreement. The terms "law" and "regulation" in this paragraph (a) shall include, without limitation, any law or regulation concerning capital adequacy, prudential limits, liquidity, reserve assets or Tax.

     (b)  In this Agreement "INCREASED COSTS" means:

          (i) a reduction in the rate of return from the Facility or on a Lender or the Agent's (or its Affiliate's) overall capital;

          (ii) an additional or increased cost; or

          (iii) a reduction of any amount due and payable under any Finance Document,

          which is incurred or suffered by a Lender or the Agent or any of its Affiliates to the extent that it is attributable to that Lender or the Agent having entered into its Commitment or funding or performing its obligations under any Finance Document.

12.2 INCREASED COST CLAIMS

     (a) A Lender intending to make a claim pursuant to Clause 12.1 (Increased costs) shall notify the Agent of the event giving rise to the claim, following which the Agent shall promptly notify the Borrower.

     (b) Each Lender shall, as soon as practicable after a demand by the Agent, provide a certificate confirming the amount of its Increased Costs.

12.3 EXCEPTIONS

     Clause 12.1 (Increased costs) does not apply to the extent any Increased Cost is:

     (a) attributable to a Tax Deduction required by law to be made by the Borrower;

     (b) compensated for by Clause 11.3 (Tax indemnity) (or would have been compensated for under Clause 11.3 (Tax indemnity) but was not so compensated solely because any of the exclusions in paragraph (b) of Clause 11.3 (Tax indemnity) applied);

     (c)  compensated for by the payment of the Mandatory Cost; or

     (d) attributable to the wilful breach by the relevant Lender or the Agent or its Affiliates of any law or regulation.

13.  OTHER INDEMNITIES

13.1 CURRENCY INDEMNITY

     (a) If any sum due from the Borrower under the Finance Documents (a "SUM"), or any order, judgment or award given or made in relation to a Sum, has to be converted from the currency (the "FIRST CURRENCY") in which that Sum is payable into another currency (the "SECOND CURRENCY") for the purpose of:

          (i)  making or filing a claim or proof against the Borrower;

          (ii) obtaining or enforcing an order, judgment or award in relation to any litigation or arbitration proceedings, the Borrower shall as an independent obligation, within three Business Days of demand, indemnify each Lender or the Agent to whom that Sum is due against any cost, loss or liability arising out of or as a result of the conversion including any discrepancy between (A) the rate of exchange used to convert that Sum from the First Currency into the Second Currency and (B) the rate or rates of exchange available to that person at the time of its receipt of that Sum.

     (b) The Borrower waives any right it may have in any jurisdiction to pay any amount under the Finance Documents in a currency or currency unit other than that in which it is expressed to be payable.

13.2 OTHER INDEMNITIES

     The Borrower shall, within three Business Days of demand, indemnify each Lender or the Agent against any cost and expense (including legal fees), loss or liability incurred by that Party as a result of:

     (a)  the occurrence of any Event of Default;

     (b) a failure by the Borrower to pay any amount due under a Finance Document on its due date, including without limitation, any cost, loss or liability arising as a result of Clause 25 (Sharing among the Lenders);

     (c) funding, or making arrangements to fund, its participation in a Loan requested by the Borrower in a Utilisation Request but not made by reason of the operation of any one or more of the provisions of this Agreement (other than by reason of default or negligence by that Party alone); or

     (d) a Loan (or part of a Loan) not being prepaid in accordance with a notice of prepayment given by the Borrower.

13.3 INDEMNITY TO THE AGENT

     The Borrower shall promptly indemnify the Agent against any cost and expense (including legal fees), loss or liability incurred by the Agent (acting reasonably) as a result of:

     (a)  investigating any event which it believes is a Default; or

     (b) acting or relying on any notice, request or instruction which it believes to be genuine, correct and appropriately authorised.

14.  MITIGATION BY THE LENDERS

14.1 MITIGATION

     (a) Each Lender and the Agent shall, in consultation with the Borrower, take all reasonable steps to mitigate any circumstances which arise and which would result in any amount becoming payable under or pursuant to, or cancelled pursuant to, any of Clause 7.1 (Illegality), Clause 12 (Increased costs) or paragraph 3 of Schedule 3 (Mandatory Cost formulae) including (but not limited to) transferring its rights and obligations under the Finance Documents to another Affiliate or Facility Office.

     (b) Paragraph (a) above does not in any way limit the obligations of the Borrower under the Finance Documents.

14.2 LIMITATION OF LIABILITY

     (a) The Borrower shall indemnify each Lender and the Agent for all costs and expenses (including legal fees) reasonably incurred by that Party as a result of steps taken by it under Clause 14.1 (Mitigation).

     (b)  The Agent or a Lender is not obliged to take any steps under Clause
          14.1 (Mitigation) if, in the opinion of that Party (acting reasonably), to do so might be prejudicial to it.

15.  COSTS AND EXPENSES

15.1 TRANSACTION EXPENSES

     The Borrower shall promptly on demand pay the Agent the amount of all costs and expenses (including legal fees and fees of other external advisors) reasonably incurred by any of them in connection with the negotiation, preparation, printing, execution and syndication of:

     (a)  this Agreement and any other documents referred to in this Agreement;
          and

     (b)  any other Finance Documents executed after the date of this Agreement.

15.2 AMENDMENT COSTS

     If (a) an amendment, waiver or consent is required in relation to any Finance Document or (b) an amendment is required pursuant to Clause 26.9 (Change of currency), the Borrower shall, within three Business Days of demand, reimburse the Agent for the amount of all costs and expenses (including legal fees) reasonably incurred by the Agent in responding to, evaluating, negotiating or complying with that request or requirement.

15.3 ENFORCEMENT COSTS

     The Borrower shall, within three Business Days of demand, pay to each Lender and the Agent the amount of all costs and expenses (including legal fees and fees of other external advisors) incurred by that Party in connection with the enforcement of, or the preservation of any rights under, any Finance Document.

                                    SECTION 7
               REPRESENTATIONS, UNDERTAKINGS AND EVENTS OF DEFAULT

16.  REPRESENTATIONS

     The Borrower makes the representations and warranties set out in this Clause 16 to each Lender and the Agent on the date of this Agreement.

16.1 STATUS

     (a) It is a corporation, duly incorporated and validly existing under the law of its jurisdiction of incorporation.

     (b) It and each of its Subsidiaries has the power to own its assets and carry on its business as it is being conducted.

16.2 BINDING OBLIGATIONS

     The obligations expressed to be assumed by it in each Finance Document are, subject to any general principles of law as at the date of this Agreement limiting the enforcement of its obligations (as referred to in the legal opinions provided in connection with this transaction pursuant to Schedule 1, paragraph 2), legal, valid, binding and enforceable obligations.

16.3 NON-CONFLICT WITH OTHER OBLIGATIONS

     The entry into and performance by it of, and the transactions contemplated by, the Finance Documents do not and will not conflict with:

     (a)  any law or regulation applicable to it;

     (b)  its or any of its Subsidiaries' constitutional documents; or

     (c) any agreement or instrument binding upon it or any of its Subsidiaries or any of its or any of its Subsidiaries' assets.

16.4 POWER AND AUTHORITY

     It has the power to enter into, perform and deliver, and has taken all necessary action to authorise its entry into, performance and delivery of, the Finance Documents to which it is a party and the transactions contemplated by those Finance Documents.

16.5 VALIDITY AND ADMISSIBILITY IN EVIDENCE

     All Authorisations required or desirable:

     (a) to enable it lawfully to enter into, exercise its rights and comply with its obligations in the Finance Documents to which it is a party; and

     (b) to make the Finance Documents to which it is a party admissible in evidence in its jurisdiction of incorporation and in England,

     have been obtained or effected and are in full force and effect.

16.6 GOVERNING LAW AND ENFORCEMENT

     (a) The choice of English law as the governing law of the Finance Documents will be recognised and enforced in its jurisdiction of incorporation.

     (b) Any judgment obtained in England in relation to a Finance Document will be recognised and enforced in its jurisdiction of incorporation.

16.7 DEDUCTION OF TAX

     It is not required under the law of its jurisdiction of incorporation to make any deduction for or on account of Tax from any payment it may make under any Finance Document (other than withholding Tax which must be grossed-up in accordance with Clause 12 of this Agreement).

16.8 NO LENDER AUTHORISATION REQUIRED

     It is not necessary for a Lender to establish a place of business in India or to obtain any Authorisation in India in order to participate in the Facility or to enforce its rights, or the obligations of the Borrower, under the Finance Documents.

16.9 REGISTRATION AND STAMP TAXES

     All registrations, approvals, recordings, billings or notarisations of any of the Finance Documents and all payments of any duty or stamp, registration or similar tax on the Finance Documents and all other action which is necessary to ensure the validity, enforceability or priority of the Finance Documents (or the transactions contemplated by the Finance Documents) in the Republic of India have been or will be duly effected, taken or made.

16.10 NO DEFAULT

     (a) No Default is continuing or might reasonably be expected to result from the making of any Utilisation.

     (b) No other event or circumstance is outstanding which constitutes a default under any other agreement or instrument which is binding on it or any of its Subsidiaries or to which its (or any of its Subsidiaries') assets are subject which might have a Material Adverse Effect.

16.11 NO WINDING UP

     No event or circumstance as contemplated in Clauses 20.7 (Insolvency), 20.8 (Insolvency Proceedings) or 20.9 (Creditors' Process) exists.

16.12 NO NON-COMPLIANCE OF NEGATIVE PLEDGE

     No event or circumstance exists which might result in non-compliance of Clause 19.4 (Negative Pledge).

16.13 FINANCIAL STATEMENTS

     (a) Its Original Financial Statements were prepared in accordance with GAAP consistently applied.

     (b) Its Original Financial Statements fairly represent its financial condition and operations during the relevant financial year.

     (c) There has been no material adverse change in its business or financial condition (or the business or consolidated financial condition of the Group) since the date of the Original Financial Statements.

16.14 PRIORITY

     The claims of the Agent and the Lenders against the Borrower under the Finance Documents will rank at least pari passu with the claims of all its unsecured creditors, save in relation to those whose claims are preferred solely by any bankruptcy, insolvency, liquidation or other similar laws of general application.

16.15 NO PROCEEDINGS PENDING OR THREATENED

     No litigation, arbitration or administrative proceedings of or before any court, arbitral body or agency which, if adversely determined, might reasonably be expected to have a Material Adverse Effect have (to the best of its knowledge and belief) been started or threatened against it or any of its Subsidiaries.

16.16 TAXATION

     It has duly and punctually paid and discharged all Taxes imposed upon it or its assets within the time period allowed without incurring penalties (save to the extent that (i) payment is being contested in good faith, (ii) it has maintained adequate reserves for those Taxes and (iii) payment can be lawfully withheld).

16.17 NO IMMUNITY

     In any proceedings taken in its jurisdiction of incorporation in relation to this Agreement, it will not be entitled to claim for itself or any of its assets immunity from suit, execution, attachment or other legal process.

16.18 PRIVATE AND COMMERCIAL ACTS

     Its execution of the Finance Documents constitutes, and its exercise of its rights and performance of its obligations hereunder will constitute, private and commercial acts done and performed for private and commercial purposes.

16.19 DISCLOSURE

     The information provided by the Borrower to the Mandated Lead Arrangers and Lenders (including, without limitation, the information provided in the Information Memorandum) is true and accurate in all material respects and fully discloses in all material respects the business and financial condition of the Borrower and its operations.

16.20 NO MATERIAL ADVERSE EFFECT

     No event of circumstance exists which might have a Material Adverse Effect.

16.21 REPETITION

     The Repeating Representations are deemed to be made by the Borrower (by reference to the facts and circumstances then existing) on the date of each Utilisation Request and the first day of each Interest Period.

17.  INFORMATION UNDERTAKINGS

     The undertakings in this Clause 17 remain in force from the date of this Agreement for so long as any amount is outstanding under the Finance Documents or any Commitment is in force.

17.1 FINANCIAL STATEMENTS

     The Borrower shall supply to the Agent in sufficient copies for all the
     Lenders:

     (a) as soon as the same become available, but in any event within 180 days after the end of each of its financial years, its audited financial statements and the Group's audited consolidated financial statements for that financial year; and

     (b) as soon as the same become available, but in any event within 90 days after the end of each half of each of its financial years, its financial statements and the Group's consolidated financial statements for that financial half year.

17.2 COMPLIANCE CERTIFICATE

     (a) The Borrower shall supply to the Agent, with each set of financial statements delivered pursuant to paragraph (a) or (b) of Clause 17.1 (Financial statements), a Compliance Certificate setting out (in reasonable detail) computations as to compliance with Clause 18 (Financial covenants) as at the date as at which those financial statements were drawn up.

     (b) Each Compliance Certificate shall be signed by two Authorised Signatories of the Borrower and, if required to be delivered with the financial statements delivered pursuant to paragraph (a) of Clause
          17.1 (Financial statements) shall be reported on by the Borrower's auditors, in the form set out in the Compliance Certificate.

     (c) Each Compliance Certificate delivered with the financial statements delivered pursuant to paragraphs (a) and (b) of Clause 17.1 (Financial statements) shall set out details of the Total Secured Debt.

17.3 REQUIREMENTS AS TO FINANCIAL STATEMENTS

     (a) Each set of financial statements delivered by the Borrower pursuant to Clause 17.1 (Financial statements) shall be certified by a director of the relevant company as fairly representing its financial condition as at the date as at which those financial statements were drawn up.

     (b) The Borrower shall ensure that each set of financial statements delivered pursuant to Clause 17.1 (Financial statements) is prepared using GAAP.

17.4 INFORMATION: MISCELLANEOUS

     The Borrower shall supply to the Agent (in sufficient copies for all the Lenders, if the Agent so requests):

     (a) all documents dispatched by the Borrower to its shareholders (or any class of them) or its creditors generally at the same time as they are dispatched;

     (b) promptly upon becoming aware of them, the details of any litigation, arbitration or administrative proceedings which are current, threatened or pending against any member of the Group, and which might, if adversely determined, have a Material Adverse Effect; and

     (c) promptly, such further information regarding the financial condition, business and operations of any member of the Group as any Lender (through the Agent) or the Agent may reasonably request.

17.5 NOTIFICATION OF DEFAULT

     (a) The Borrower shall notify the Agent of any Default (and the steps, if any, being taken to remedy it) promptly upon becoming aware of its occurrence.

     (b) Promptly upon a request by the Agent, the Borrower shall supply to the Agent a certificate signed by two of its Authorised Signatories on its behalf certifying that no Default is continuing (or if a Default is continuing, specifying the Default and the steps, if any, being taken to remedy it).

17.6 USE OF WEBSITES

     (a) The Borrower may satisfy its obligation under this Agreement to deliver any information in relation to those Lenders ( the "Website Lenders") who accept this method of communication by posting this information onto an electronic website designated by the Borrower and the Agent (the "Designated Website") if:

          (i) the Agent expressly agrees (after consultation with each of the Lenders) that it will accept communication of the information by this method;

          (ii) both the Borrower and the Agent are aware of the address of and any relevant password specifications for the Designated Website; and

          (iii) the information is in a format agreed between the Borrower and the Agent (acting on the instructions of the Majority Lenders).

          If any Lender (a "Paper Form Lender") does not agree to the delivery of information electronically then the Borrower shall supply the information to the Agent (in sufficient copies for each Paper Form Lender) in paper form. In any event the Borrower shall supply the Agent with at least one copy in paper form of any information required to be provided by it.

     (b) The Agent shall supply each Website Lender with the address of and any relevant password specifications for the Designated Website following designation of that website by the Borrower and the Agent.

     (c) The Borrower and the Website Lenders shall promptly upon becoming aware of its occurrence notify the Agent if:

          (i) the Designated Website cannot be accessed due to technical failure;

          (ii) the password specifications for the Designated Website change;

          (iii) any new information which is required to be provided under this Agreement is posted onto the Designated Website;

          (iv) any existing information which has been provided under this Agreement and posted onto the Designated Website is amended; or

          (v) the Borrower becomes aware that the Designated Website or any information posted onto the Designated Website is or has been infected by any electronic virus or similar software.

          If the Borrower notifies the Agent under paragraph (c)(i) or paragraph
          (c)(v) above, all information to be provided by the Borrower under this Agreement after the date of that notice shall be supplied in paper form unless and until the Agent and each Website Lender is satisfied that the circumstances giving rise to the notification are no longer continuing.

          Any Website Lender may request, through the Agent, one paper copy of any information required to be provided under this Agreement which is posted onto the Designated Website. The Borrower shall comply with any such request within ten Business Days.

17.7 "KNOW YOUR CUSTOMER" CHECKS

     (a)  If:

          (i) the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation made after the date of this Agreement;

          (ii) any change in the status of any member of the Group or the composition of the shareholders of any member of the Group after the date of this Agreement; or

          (iii) a proposed assignment or transfer by a Lender of any of its rights and/or obligations under this Agreement to a party that is not a Lender prior to such assignment or transfer,

               obliges the Agent or any Lender (or, in the case of paragraph
               (iii) above, any prospective new Lender) to comply with "know your customer" or similar identification procedures in circumstances where the necessary information is not already available to it, the Borrower shall promptly upon the request of the Agent or any Lender supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Agent (for itself or on behalf of the Lender) or any Lender (for itself or, in the case of the event described in paragraph
               (iii) above, on behalf of any prospective new Lender) in order for the Agent, such Lender or, in the case of the event described in paragraph (iii) above, any prospective new Lender to carry out and be satisfied with the results of all necessary "know your customer" or other checks in relation to any relevant person pursuant to the transactions contemplated in the Finance Documents.

     (b) Each Lender shall promptly upon the request of the Agent supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Agent (for itself) in order for the Agent to carry out and be satisfied with the results of all necessary "know your customer" or other checks on Lenders or prospective new Lenders pursuant to the transactions contemplated in the Finance Documents.

18.  FINANCIAL COVENANTS

18.1 FINANCIAL DEFINITIONS

     In this Clause 18:

     "BORROWINGS" means, at any time, the outstanding principal, capital or nominal amount and any fixed or minimum premium payable on prepayment or redemption of any indebtedness for or in respect of:

     (a) moneys borrowed and debit balances with banks and other financial institutions;

     (b)  any amount raised by acceptance under any acceptance credit facility;

     (c) any amount raised pursuant to any note purchase facility or the issue of bonds, notes, debentures, loan stock or any similar instrument;

     (d) the amount of any liability in respect of any lease or hire purchase contract which would, in accordance with GAAP, be treated as a finance or capital lease (but only the capitalised value therefore);

     (e) receivables sold or discounted (other than any receivables to the extent they are sold on a non-recourse basis);

     (f) any amount of any liability under an advance or deferred purchase agreement; and

     (g) any amount raised under any other transaction (including any forward sale or purchase agreement) having the commercial effect of a borrowing.

     "CONTINGENT LIABILITIES" means, at any time, the aggregate amount of all contingent obligations of the Borrower for or in respect of financial guarantees or other commitments made or given by the Borrower on behalf of any other person (including, without limitation, its Subsidiaries and Affiliates).

     "CURRENT PORTION OF LONG TERM DEBT" means in respect of a Relevant Period:

     (a) that portion of Long Term Debt outstanding as at the commencement of that Relevant Period originally scheduled for repayment in that Relevant Period (whether or not paid when due); and

     (b) all other repayments or prepayments made (or required to be made) during that Relevant Period which were not originally scheduled to be paid during that Relevant Period (whether or not paid when due), excluding any such prepayments relating to a refinancing of the amounts prepaid,

     "DEBT SERVICE" means, in respect of any Relevant Period, the aggregate of:

     (a)  Current Portion of Long Term Debt; and

     (b)  Gross Interest Expense.

     "EBIT" means the profits of the Borrower from ordinary activities before taxation:

     (a)  before deducting any Finance Charges; and

     (b) before taking into account any items treated as exceptional or extraordinary items,

     in each case, to the extent added, deducted or taken into account, as the case may be, for the purposes of determining profits of the Borrower from ordinary activities before taxation.

     "EBITDA" means EBIT before deducting any amount attributable to the amortisation of intangible assets or the depreciation of tangible assets.

     "FINANCE CHARGES" means, for any Relevant Period, the aggregate amount of the accrued interest, commission, fees, discounts, prepayment penalties or premiums and other finance payments in respect of Borrowings whether paid, payable or capitalised by the Borrower in respect of that Relevant Period:

     (a)  including the interest element of leasing and hire purchase payments;
          and

     (b) including any accrued commission, fees, discounts and other finance payments payable by the Borrower under any interest rate hedging arrangement.

     "GROSS INTEREST EXPENSE" means the aggregate amount of accrued interest payable by the Borrower in respect of Borrowings plus Finance Charges (whether or not paid or payable).

     "INR" means the lawful currency of the Republic of India.

     "LONG TERM DEBT" means, at any time, all Borrowings of the Borrower but only to the extent that the principal element of the same was not originally due for repayment within 12 months from the date such Borrowings were first incurred.

     "RELEVANT DEBT SERVICE PERIOD" means each period of thirty six months ending on the last day of the Borrower's financial year and each period of thirty six months ending on the last day of the first half of the Borrower's financial year (or such other period as agreed between the Borrower and the Majority Lenders).

     "RELEVANT PERIOD" means each period of twelve months ending on the last day of the Borrower's financial year and each period of twelve months ending on the last day of the first half of the Borrower's financial year (or such other period as agreed between the Borrower and the Majority Lenders).

     "TANGIBLE NET WORTH" means at any time the aggregate of:

     (a) the amount paid up or credited as paid up on the issued share capital of the Borrower (other than any shares which are expressed to be redeemable);

     (b)  the amount standing to the credit of the reserves of the Borrower; and

     (c) any amount set aside for deferred taxation, but deducting:

     (d) (to the extent included) any amount shown in respect of intangible assets of the Borrower, including goodwill;

     (e) (to the extent included) any amount set aside for taxation or bad debts; and

     (f) any amount in respect of any dividend or distribution declared, recommended or made by the Borrower and to the extent such distribution is not provided for in the most recent financial statements, and so that no amount shall be included or excluded more than once.

     "TOTAL DEBT" means, at any time, the aggregate amount of all obligations of the Borrower for or in respect of Borrowings.

     "TOTAL LIABILITIES" means Total Debt plus Contingent Liabilities.

     "TOTAL SECURED DEBT" means, at any time, the aggregate amount of all obligations of the Borrower for or in respect of Borrowings, and in respect of which repayment is secured by a first (or equal first) ranking charge on the fixed assets of the Borrower.

18.2 FINANCIAL CONDITION

     The Borrower shall ensure that:

     (a)  INTEREST COVER

          The ratio of EBITDA to Gross Interest Expense for any Relevant Period shall not at any time be less than 2.0 : 1.0

     (b)  LEVERAGE

          The ratio of Total Liabilities to Tangible Net Worth for any Relevant Period shall not at any time equal or exceed 2.0 : 1.0

     (c)  DEBT SERVICE

          The mean average ratio of EBITDA to Debt Service for any Relevant Debt Service Period shall not at any time be less than 1.25 : 1.0

     (d)  TANGIBLE NET WORTH

          The Tangible Net Worth of the Borrower shall at no time be less than INR 35,790,000,000

     (e)  GEARING

          The ratio of Total Secured Debt to Tangible Net Worth shall at no time exceed 1.50 : 1.0

18.3 FINANCIAL TESTING

     The financial covenants set out in Clause 18.2 (Financial condition) shall be tested by reference to each of the annual audited financial statements and semi-annual unaudited financial statements as well as each Compliance Certificate delivered pursuant to Clause 17.2 (Compliance Certificate).

19.  GENERAL UNDERTAKINGS

     The undertakings in this Clause 19 remain in force from the date of this Agreement for so long as any amount is outstanding under the Finance Documents or any Commitment is in force.

19.1 AUTHORISATIONS

     The Borrower shall promptly:

     (a) obtain, comply with and do all that is necessary to maintain in full force and effect; and

     (b)  supply certified copies to the Agent of,

     any Authorisation required under any law or regulation of its jurisdiction of incorporation to enable it to perform its obligations under the Finance Documents and to ensure the legality, validity, enforceability or admissibility in evidence in its jurisdiction of incorporation of any Finance Document.

19.2 PRIORITY

     The Borrower shall ensure that, at all times, the claims of the Agent and the Lenders against the Borrower under the Finance Documents will rank at least pari passu with the claims of all its unsecured creditors, save in relation to those whose claims are preferred solely by any bankruptcy, insolvency, liquidation or other similar laws of general application.

19.3 COMPLIANCE WITH LAWS

     The Borrower shall comply in all respects with all laws to which it may be subject, if failure so to comply would materially impair its ability to perform its obligations under the Finance Documents.

19.4 NEGATIVE PLEDGE

     (a) The Borrower shall not create or permit to subsist any Security over all or any part of its present or future assets or revenues.

     (b)  The Borrower shall not:

          (i) sell, transfer or otherwise dispose of any of its assets on terms whereby they are or may be leased to or re-acquired by the Borrower or any other member of the Group;

          (ii) sell, transfer or otherwise dispose of any of its receivables on recourse terms;

          (iii) enter into any arrangement under which money or the benefit of a bank or other account may be applied, set-off or made subject to a combination of accounts; or

          (iv) enter into any other preferential arrangement having a similar effect, in circumstances where the arrangement or transaction is entered into primarily as a method of raising Financial Indebtedness or of financing the acquisition of an asset.

     (c)  Paragraphs (a) and (b) above do not apply to:

          (i) any Security existing as at the date of this Agreement and disclosed to the Agent and the Lenders;

          (ii) any netting or set-off arrangement entered into by any member of the Group in the ordinary course of its banking arrangements for the purpose of netting debit and credit balances;

          (iii) any lien arising by operation of law and in the ordinary course of trading;

          (iv) any borrowing obtained in the domestic market; or

          (v)  any Security entered into pursuant to any Finance Document.

19.5 DISPOSALS

     (a) The Borrower shall not enter into a single transaction or a series of transactions (whether related or not) and whether voluntary or involuntary to sell, lease, transfer or otherwise dispose of any asset.

     (b) Paragraph (a) above does not apply to any sale, lease, transfer or other disposal:

          (i) made in the ordinary course of trading of the disposing entity provided that the total aggregate amount of such transactions during any financial year is below $35,000,000; or

          (ii) where the Agent (acting on the instructions of the Majority Lenders) has provided prior written consent.

19.6 MERGER

     The Borrower shall not (and shall ensure that no other member of the Group will) enter into any amalgamation, demerger, merger or corporate reconstruction, if to do so might have a Material Adverse Effect.

19.7 CHANGE OF BUSINESS

     The Borrower shall ensure that no substantial change is made to the general nature of its business (as a copper business) or the business of the Group from that carried on at the date of this Agreement, save as has already been disclosed.

19.8 INVESTMENTS AND ACQUISITIONS

     The Borrower shall not acquire any company, business, assets or undertaking, other than in line with its core business of non-ferrous metals, if the amount of the acquisition cost, when aggregated with the aggregate acquisition cost of any other companies, business, assets or undertaking acquired by the Borrower during that financial year exceeds 10% of its total Tangible Net Worth (as defined in Clause 18) without the prior written consent of the Agent (acting on the instructions of all the Lenders).

19.9 INSURANCE

     The Borrower shall (and shall ensure that each member of the Group will) maintain insurances on and in relation to its business and assets with reputable underwriters or insurance companies against those risks and to the extent as is usual for companies carrying on the same or substantially similar business.

19.10 TAXATION

     The Borrower shall (and shall ensure that each member of the Group will) duly and punctually pay and discharge all Taxes imposed upon it or its assets within the time period allowed without incurring penalties (save to the extent that (i) payment is being contested in good faith, (ii) adequate reserves are being maintained for those Taxes and (iii) payment can be lawfully withheld).

19.11 LOANS AND GUARANTEES

     The Borrower shall not (and shall ensure that no member of the Group will) make any loans, grant any credit or give any guarantee or indemnity (except as required under any of the Finance Documents) to or for the benefit of any person or otherwise voluntarily assume any liability, whether actual or contingent (save in the ordinary course of business), in respect of any obligation of any person, of an aggregate amount which would exceed the limits prescribed under section 372A(1) of the Indian Companies Act.

19.12 DIVIDENDS

     While any Default is continuing, the Borrower shall not (and shall ensure that no member of the Group will) pay, make or declare any dividend or other distribution in respect of any financial year of that member of the Group (unless the Agent, acting on the instructions of all the Lenders, has provided its prior written consent).

19.13 FINANCIAL YEAR

     The Borrower agrees not to change the date of the end of its financial year or financial half-year without the consent of the Agent (acting on the instructions of the Majority Lenders).

19.14 OWNERSHIP

     The Borrower shall remain a Subsidiary of its Parent.

19.15 FURTHER ASSURANCE

     The Borrower shall, at its own cost, from time to time on request by the Agent (or by any other Finance Party through the Agent) do or procure the doing of all such acts and will execute or procure the execution of all such documents as any Finance Party may reasonably consider necessary for giving full effect to each of the Finance Documents or securing to the Finance Parties the full benefits of all rights, powers and remedies conferred upon the Finance Parties in any of the Finance Documents to which the Borrower is a party.

20.  EVENTS OF DEFAULT

     Each of the events or circumstances set out in Clause 21 is an Event of Default.

20.1 NON-PAYMENT

     The Borrower does not pay on the due date any amount payable pursuant to a Finance Document at the place at and in the currency in which it is expressed to be payable.

20.2 FINANCIAL COVENANTS

     Any requirement of Clause 18 (Financial covenants) is not satisfied.

20.3 OTHER OBLIGATIONS

     (a) The Borrower does not comply with any provision of the Finance Documents (other than those referred to in Clause 20.1 (Non-payment) and Clause 20.2 (Financial covenants) or elsewhere in this Clause 20).

     (b) No Event of Default under paragraph (a) above will occur if the failure to comply is capable of remedy and is remedied within 5 Business Days of the Agent giving notice to the Borrower or the Borrower becoming aware of the failure to comply.

20.4 MISREPRESENTATION

     Any representation or statement made or deemed to be made by the Borrower in the Finance Documents or any other document delivered by or on behalf of the Borrower under or in connection with any Finance Document is or proves to have been incorrect or misleading in any material respect when made or deemed to be made.

20.5 CONSTITUTIONAL CHANGES

     The Borrower effects changes in its constitution (i.e. memorandum and articles of association) without the prior written consent of the Majority Lenders.

20.6 CROSS DEFAULT

     (a) Any Financial Indebtedness of any member of the Group is not paid when due nor within any originally applicable grace period.

     (b) Any Financial Indebtedness of any member of the Group is declared to be or otherwise becomes due and payable prior to its specified maturity as a result of an event of default (however described).

     (c) Any commitment for any Financial Indebtedness of any member of the Group is cancelled or suspended by a creditor of any member of the Group as a result of an event of default (however described).

     (d) Any creditor of any member of the Group becomes entitled to declare any Financial Indebtedness of any member of the Group due and payable prior to its specified maturity as a result of an event of default (however described).

     (e) No Event of Default will occur under this Clause 20.6 if the aggregate amount of Financial Indebtedness or commitment for Financial Indebtedness falling within paragraphs (a) to (d) above is less than US$10,000,000 (or its equivalent in any other currency or currencies) EXCEPT THAT if such Financial Indebtedness or commitment for Financial Indebtedness has fallen due or been cancelled as a result of a default other than a payment default (and the Majority Lenders determine in their absolute discretion that such default is a technical default), such threshold shall be increased to US$20,000,000 (or its equivalent in any other currency or currencies) PROVIDED THAT the Borrower cures (to the satisfaction of the Majority Lenders) such technical default within 7 days of its occurrence. If during such 7 day period, any lenders in relation to any other Financial Indebtedness in excess of US$10,000,000 (or its equivalent in any other currency or currencies) declare such Financial Indebtedness to be due and payable or cancel their commitment for Financial Indebtedness (whether as a result of such technical default or otherwise), an Event of Default shall immediately occur under this Clause 20.6 without reference to the increased threshold or cure period referred to in this Clause 20.6(e).

20.7 INSOLVENCY

     (a) The Borrower is unable or admits inability to pay its debts as they fall due, suspends making payments on any of its debts or, by reason of actual or anticipated financial difficulties, commences negotiations with one or more of its creditors with a view to rescheduling any of its indebtedness.

     (b) The value of the assets of the Borrower is less than its liabilities (taking into account contingent and prospective liabilities).

     (c) A moratorium is declared in respect of any indebtedness of the Borrower.

     (d) Any of the events described in (a) to (c) above occurs in respect of a Subsidiary of the Borrower, but only where such event might have a Material Adverse Effect.

20.8 INSOLVENCY PROCEEDINGS

     Any corporate action, legal proceedings or other procedure or step is taken in relation to:

     (a) the suspension of payments, a moratorium of any indebtedness, winding-up, dissolution, administration or reorganisation (by way of voluntary arrangement, scheme of arrangement or otherwise) of the Borrower;

     (b) a composition, compromise, assignment or arrangement with any creditor of the Borrower;

     (c) the appointment of a provisional liquidator, a liquidator, receiver, receiver or manager, administrative receiver, administrator, compulsory or interim manager or other similar officer in respect of the Borrower or any of its assets;

     (d) the Borrower becoming sick or potentially sick and/or the Borrower is referred to the Indian Board of Industrial and Financial Reconstruction or any other body similarly empowered;

     (e)  enforcement of any Security over any assets of the Borrower; or

     (f) any of the events described in (a) to (d) above in respect of a Subsidiary of the Borrower, but only where such event might have a Material Adverse Effect,

     or any analogous procedure or step is taken in any jurisdiction.

20.9 CREDITORS' PROCESS

     Any expropriation, attachment, sequestration, distress or execution affects any asset or assets of the Borrower.

20.10 CREDIT RATING

     The Borrower's current domestic credit rating falls below A+ by The Credit Rating Information Services of India Limited (CRISIL) and, if the Borrower should be rated by an internationally recognised credit rating agency after the date of this Agreement, the Borrower's international credit rating falls two notches below its first applicable international credit rating by Moody's Investor Services Limited and/or Standard and Poor's Rating Services.

20.11 UNLAWFULNESS

     It is or becomes unlawful for the Borrower to perform any of its obligations under the Finance Documents.

20.12 REPUDIATION

     The Borrower repudiates a Finance Document or evidences an intention to repudiate a Finance Document.

20.13 GOVERNMENT INTERVENTION

     By or under the authority of any government:

     (a) the management of any member of the Group is wholly or partially displaced or the authority of any member of the Group in the conduct of its business is wholly or partially curtailed; or

     (b) all or a majority of the issued shares in any member of the Group or the whole or any part of its revenues or assets is seized, nationalised, expropriated or compulsorily acquired.

20.14 MATERIAL ADVERSE CHANGE

     Any event or circumstance occurs which the Majority Lenders reasonably believe might have a Material Adverse Effect.

20.15 CESSATION OF BUSINESS

     Any member of the Group ceases (or threatens to cease) to carry on, or materially changes (or threatens to materially change), all or a substantial part of its business.

20.16 REVOCATION OF LICENCES

     Any Authorisation required by the Borrower for the operation of its business or the performance of its obligations under any Finance Document is revoked.

20.17 OWNERSHIP

     The Borrower ceases to be a Subsidiary of its Parent.

20.18 MATERIAL LITIGATION

     There has been commenced or threatened against the Borrower or any of its Subsidiaries any litigation, arbitration, administrative proceedings or similar proceedings of or before any court, arbitral body, agency or similar body which, if adversely determined, might reasonably be expected to have a Material Adverse Effect on the Borrower's ability to discharge its obligations under this Agreement (including, without limitation, the due and punctual payment of the Loan by the Borrower).

20.19 RBI LOAN IDENTIFICATION NUMBER

     The Borrower fails to provide to the Agent within 10 Business Days of the date hereof the loan identification number allocated to the Facility under this Agreement by the Department of Statistical Analysis and Computer Services (DESACS) of the RBI.

20.20 ACCELERATION

     On and at any time after the occurrence of an Event of Default which is continuing the Agent may, and shall if so directed by the Majority Lenders, by notice to the Borrower:

     (a)  cancel the Commitments whereupon they shall immediately be cancelled;

     (b) declare that all or part of the Loans, together with accrued interest, and all other amounts accrued or outstanding under the Finance Documents be immediately due and payable, whereupon they shall become immediately due and payable; and/or

     (c) declare that all or part of the Loans be payable on demand, whereupon they shall immediately become payable on demand by the Agent on the instructions of the Majority Lenders.

                                    SECTION 9
                               CHANGES TO PARTIES

21.  CHANGES TO THE LENDERS

21.1 ASSIGNMENTS AND TRANSFERS BY THE LENDERS

     Subject to this Clause 21, a Lender (the "EXISTING LENDER") may:

     (a)  assign any of its rights; or

     (b)  transfer by novation any of its rights and obligations,

     to another bank or financial institution or to a trust, fund or other entity which is regularly engaged in or established for the purpose of making, purchasing or investing in loans, securities or other financial assets (the "NEW LENDER").

21.2 CONDITIONS OF ASSIGNMENT OR TRANSFER

     (a) An assignment will only be effective on receipt by the Agent of written confirmation from the New Lender (in form and substance satisfactory to the Agent) that the New Lender will assume the same obligations to the other Lenders and the Agent as it would have been under if it was an original Lender.

     (b)  A transfer will only be effective if the procedure set out in Clause
          21.5 (Procedure for transfer) is complied with.

     (c) A Lender may only assign or transfer its rights and obligations after the Loan has been advanced under the Facility.

21.3 ASSIGNMENT OR TRANSFER FEE

     The New Lender shall, on the date upon which an assignment or transfer takes effect, pay to the Agent (for its own account) a fee of US$1,000. Such fee shall become payable for assignment or transfer effective after the Syndication Date.

21.4 LIMITATION OF RESPONSIBILITY OF EXISTING LENDERS

     (a) Unless expressly agreed to the contrary, an Existing Lender makes no representation or warranty and assumes no responsibility to a New Lender for:

          (i) the legality, validity, effectiveness, adequacy or enforceability of the Finance Documents or any other documents;

          (ii) the financial condition of the Borrower;

          (iii) the performance and observance by the Borrower of its obligations under the Finance Documents or any other documents; or

          (iv) the accuracy of any statements (whether written or oral) made in or in connection with any Finance Document or any other document,

          and any representations or warranties implied by law are excluded.

     (b) Each New Lender confirms to the Existing Lender and the other Lenders and the Agent that it:

          (i) has made (and shall continue to make) its own independent investigation and assessment of the financial condition and affairs of the Borrower and its related entities in connection with its participation in this Agreement and has not relied exclusively on any information provided to it by the Existing Lender in connection with any Finance Document; and

          (ii) will continue to make its own independent appraisal of the creditworthiness of the Borrower and its related entities whilst any amount is or may be outstanding under the Finance Documents or any Commitment is in force.

     (c)  Nothing in any Finance Document obliges an Existing Lender to:

          (i) accept a re-transfer from a New Lender of any of the rights and obligations assigned or transferred under this Clause 21; or

          (ii) support any losses directly or indirectly incurred by the New Lender by reason of the non-performance by the Borrower of its obligations under the Finance Documents or otherwise.

21.5 PROCEDURE FOR TRANSFER

     (a) Subject to the conditions set out in Clause 21.2 (Conditions of assignment or transfer) a transfer is effected in accordance with paragraph (b) below when the Agent executes an otherwise duly completed Transfer Certificate delivered to it by the Existing Lender and the New Lender. The Agent shall, as soon as reasonably practicable after receipt by it of a duly completed Transfer Certificate appearing on its face to comply with the terms of this Agreement and delivered in accordance with the terms of this Agreement, execute that Transfer Certificate.

     (b)  On the Transfer Date:

          (i) to the extent that in the Transfer Certificate the Existing Lender seeks to transfer by novation its rights and obligations under the Finance Documents the Borrower and the Existing Lender shall be released from further obligations towards one another under the Finance Documents and their respective rights against one another under the Finance Documents shall be cancelled (being the "DISCHARGED RIGHTS AND OBLIGATIONS");

          (ii) the Borrower and the New Lender shall assume obligations towards one another and/or acquire rights against one another which differ from the Discharged Rights and Obligations only insofar as the Borrower and the New Lender have assumed and/or acquired the same in place of the Borrower and the Existing Lender;

          (iii) the Agent, the New Lender and other Lenders shall acquire the same rights and assume the same obligations between themselves as they would have acquired and assumed had the New Lender been an original Lender with the rights and/or obligations acquired or assumed by it as a result of the transfer and to that extent the Agent and the Existing Lender shall each be released from further obligations to each other under the Finance Documents; and

          (iv) the New Lender shall become a Party as a "Lender".

21.6 DISCLOSURE OF INFORMATION

     (a)  Any Finance Party and any of its officers may disclose to any person:

          (i) (where that Finance Party is a Lender) to (or through) whom that Lender assigns or transfers (or may potentially assign or transfer) all or any of its rights and obligations under this Agreement;

          (ii) (where that Finance Party is a Lender) with (or through) whom that Lender enters into (or may potentially enter into) any sub-participation in relation to, or any other transaction under which payments are to be made by reference to, this Agreement or any member of the Group;

          (iii) (where that Finance Party is the Agent) who is succeeding (or may potentially succeed) that Finance Party in such capacity;

          (iv) to the Borrower' tax and legal advisers for the preparation and execution of this Agreement;

          (v) to any of the Finance Parties' Affiliates, head offices and other branches;

          (vi) to whom, and to the extent that, information is required to be disclosed by any applicable law or regulation; or

          (vii) to whom that Finance Party is under a duty to disclose;

     (b) Any Finance Party and any of its officers shall, as they may deem appropriate and necessary, be entitled to disclose all or any:

          (i)  information and data relating to the Borrower;

          (ii) information or data relating to the Facility or any other credit facility availed or to be availed by the Borrower from the Lenders;

          (iii) obligations assumed or to be assumed by the Borrower in relation to the Facility; or

          (iv) Default, if any, committed by the Borrower in discharge of the aforesaid obligations,

          to any agency or credit bureau (the "AGENCY") authorised in this behalf by RBI or any other regulator in any relevant country and the Agency so authorised may use, process the aforesaid information and data disclosed by the Lenders in the manner as deemed fit by them and furnish for consideration, the processed information and data or products thereof prepared by them, to banks or financial institutions and other credit grantors or registered users, as may be specified by RBI or other regulators in this behalf.

     (c) If the Borrower commits a Default in payment of any amount under the Facility, any Finance Party will have an unqualified right to disclose or publish the details of such Default and the name of the Borrower and its directors as defaulters, in such manner and through such medium as such Finance Party in its absolute discretion may think fit.

     (d) The Borrower authorises each Finance Party to exchange, share or part with all the information relating to the Borrower's financial and other information to other Lenders' Affiliates, banks, financial institutions, credit bureaus, agencies or statutory bodies as may be required and shall not hold such Finance Party liable for use of such information.

22.  CHANGES TO THE BORROWER

     The Borrower may not assign any of its rights or transfer any of its rights or obligations under the Finance Documents without prior written consent of all the Lenders.

                                   SECTION 10
                            THE LENDERS AND THE AGENT

23.  ROLE OF THE AGENT

23.1 APPOINTMENT OF THE AGENT

     (a) Each Lender appoints the Agent to act as its agent under and in connection with the Finance Documents.

     (b) Each Lender authorises the Agent to exercise the rights, powers, authorities and discretions specifically given to the Agent under or in connection with the Finance Documents together with any other incidental rights, powers, authorities and discretions.

23.2 DUTIES OF THE AGENT

     (a) The Agent shall promptly forward to a Party the original or a copy of any document which is delivered to the Agent for that Party by any other Party.

     (b) Except where a Finance Document specifically provides otherwise, the Agent is not obliged to review or check the adequacy, accuracy or completeness of any document it forwards to another Party.

     (c) If the Agent receives notice from a Party referring to this Agreement, describing a Default and stating that the circumstance described is a Default, it shall promptly notify the other Lenders.

     (d) If the Agent is aware of the non-payment of any principal, interest, commitment fee or other fee payable to a Lender under this Agreement it shall promptly notify the other Lenders.

     (e) The Agent's duties under the Finance Documents are solely mechanical and administrative in nature.

23.3 NO FIDUCIARY DUTIES

     (a) Nothing in this Agreement constitutes the Agent as a trustee or fiduciary of any other person.

     (b) The Agent shall not be bound to account to any Lender for any sum or the profit element of any sum received by it for its own account.

23.4 BUSINESS WITH THE GROUP

     The Agent may accept deposits from, lend money to and generally engage in any kind of banking or other business with any member of the Group.

23.5 RIGHTS AND DISCRETIONS OF THE AGENT

     (a)  The Agent may rely on:

          (i) any representation, notice or document believed by it to be genuine, correct and appropriately authorised; and

          (ii) any statement made by a director, authorised signatory or employee of any person regarding any matters which may reasonably be assumed to be within his knowledge or within his power to verify.

     (b) The Agent may assume (unless it has received notice to the contrary in its capacity as agent for the Lenders) that:

          (i) no Default has occurred (unless it has actual knowledge of a Default arising under Clause 20.1 (Non-payment)); and

          (ii) any right, power, authority or discretion vested in any Party or the Majority Lenders has not been exercised.

     (c) The Agent may engage, pay for and rely on the advice or services of any lawyers, accountants, surveyors or other experts.

     (d) The Agent may act in relation to the Finance Documents through its personnel and agents.

     (e) The Agent may disclose to any other Party any information it reasonably believes it has received as agent under this Agreement.

     (f) Notwithstanding any other provision of any Finance Document to the contrary, the Agent is not obliged to do or omit to do anything if it would or might in its reasonable opinion constitute a breach of any law or regulation or a breach of a fiduciary duty or duty of confidentiality.

23.6 MAJORITY LENDERS' INSTRUCTIONS

     (a) Unless a contrary indication appears in a Finance Document, the Agent shall (i) exercise any right, power, authority or discretion vested in it as Agent in accordance with any instructions given to it by the Majority Lenders (or, if so instructed by the Majority Lenders, refrain from exercising any right, power, authority or discretion vested in it as Agent) and (ii) not be liable for any act (or omission) if it acts (or refrains from taking any action) in accordance with an instruction of the Majority Lenders.

     (b) Unless a contrary indication appears in a Finance Document, any instructions given by the Majority Lenders will be binding on all the Lenders and the Agent.

     (c) The Agent may refrain from acting in accordance with the instructions of the Majority Lenders (or, if appropriate, the Lenders) until it has received such security as it may require for any cost, loss or liability (together with any associated VAT) which it may incur in complying with the instructions.

     (d) In the absence of instructions from the Majority Lenders, (or, if appropriate, the Lenders) the Agent may act (or refrain from taking action) as it considers to be in the best interest of the Lenders.

     (e) The Agent is not authorised to act on behalf of a Lender (without first obtaining that Lender's consent) in any legal or arbitration proceedings relating to any Finance Document.

23.7 RESPONSIBILITY FOR DOCUMENTATION

     The Agent is not:

     (a) responsible for the adequacy, accuracy and/or completeness of any information (whether oral or written) supplied by the Agent, the Borrower or any other person given in or in connection with any Finance Document; or

     (b) responsible for the legality, validity, effectiveness, adequacy or enforceability of any Finance Document or any other agreement, arrangement or document entered into, made or executed in anticipation of or in connection with any Finance Document.

23.8 EXCLUSION OF LIABILITY

     (a) Without limiting paragraph (b) below, the Agent will not be liable for any action taken by it under or in connection with any Finance Document, unless directly caused by its gross negligence or wilful misconduct.

     (b) No Party (other than the Agent) may take any proceedings against any officer, employee or agent of the Agent in respect of any claim it might have against the Agent or in respect of any act or omission of any kind by that officer, employee or agent in relation to any Finance Document and any officer, employee or agent of the Agent may rely on this Clause subject to Clause 1.4 (Third Party Rights) and the provisions of the Contracts (Rights of Third Parties) Act 1999.

     (c) The Agent will not be liable for any delay (or any related consequences) in crediting an account with an amount required under the Finance Documents to be paid by the Agent if the Agent has taken all necessary steps as soon as reasonably practicable to comply with the regulations or operating procedures of any recognised clearing or settlement system used by the Agent for that purpose.

     (d) Nothing in this Agreement shall oblige the Agent to carry out any "know your customer" or other checks in relation to any person on behalf of any Lender and each Lender confirms to the Agent that it is solely responsible for any such checks it is required to carry out and that it may not rely on any statement in relation to such checks made by the Agent.

23.9 LENDERS' INDEMNITY TO THE AGENT

     Each Lender shall (in proportion to its participation in the Loan or, if the Loan is then zero, to its participation in the Loan immediately prior to its reduction to zero) indemnify the Agent, within three Business Days of demand, against any cost, loss or liability incurred by the Agent (otherwise than by reason of the Agent's gross negligence or wilful misconduct) in acting as Agent under the Finance Documents (unless the Agent has been reimbursed by the Borrower pursuant to a Finance Document).

23.10 RESIGNATION OF THE AGENT

     (a) The Agent may resign and appoint one of the financial institutions as successor by giving notice to the Lenders and the Borrower.

     (b) Alternatively the Agent may resign by giving notice to the Lenders and the Borrower, in which case the Majority Lenders (after consultation with the Borrower) may appoint a successor Agent.

     (c) If the Majority Lenders have not appointed a successor Agent in accordance with paragraph (b) above within 30 days after notice of resignation was given, the Agent (after consultation with the Borrower) may appoint a successor Agent.

     (d) The retiring Agent shall, at its own cost, make available to the successor Agent such documents and records and provide such assistance as the successor Agent may reasonably request for the purposes of performing its functions as Agent under the Finance Documents.

     (e) The Agent's resignation notice shall only take effect upon the appointment of a successor.

     (f) If the Borrower fails to pay any fees due to the Agent under any Fee Letter or the Lenders fail to indemnify the Agent pursuant to Clause
          23.9 (Lenders' Indemnity to the Agent), the Agent may resign within 30 days after notice of resignation was given to the Borrower and the Lenders. Such resignation shall become effective upon the expiry of such notice period notwithstanding that a successor Agent may not have been appointed in accordance with this Clause 23.10.

     (g) Upon the appointment of a successor or upon the Agent's resignation pursuant to paragraph (f), the retiring Agent shall be discharged from any further obligation in respect of the Finance Documents but shall remain entitled to the benefit of this Clause 23. Its successor and each of the other Parties shall have the same rights and obligations amongst themselves as they would have had if such successor had been an original Party.

     (h) After consultation with the Borrower, the Majority Lenders may, by notice to the Agent, require it to resign in accordance with paragraph
          (b) above. In this event, the Agent shall resign in accordance with paragraph (b) above.

23.11 CONFIDENTIALITY

     (a) In acting as agent for the Lenders, the Agent shall be regarded as acting through its agency division which shall be treated as a separate entity from any other of its divisions or departments.

     (b) If information is received by another division or department of the Agent, it may be treated as confidential to that division or department and the Agent shall not be deemed to have notice of it.

23.12 RELATIONSHIP WITH THE LENDERS

     (a) The Agent may treat each Lender as a Lender, entitled to payments under this Agreement and acting through its Facility Office unless it has received not less than five Business Days prior notice from that Lender to the contrary in accordance with the terms of this Agreement.

     (b) Each Lender shall supply the Agent with any information required by the Agent in order to calculate the Mandatory Cost in accordance with
          Schedule 3 (Mandatory Cost formulae).

23.13 CREDIT APPRAISAL BY THE LENDERS

     Without affecting the responsibility of the Borrower for information supplied by it or on its behalf in connection with any Finance Document, each Lender confirms to the Agent that it has been, and will continue to be, solely responsible for making its own independent appraisal and investigation of all risks arising under or in connection with any Finance Document including but not limited to:

     (a) the financial condition, status and nature of each member of the Group;

     (b) the legality, validity, effectiveness, adequacy or enforceability of any Finance Document and any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document;

     (c) whether that Lender has recourse, and the nature and extent of that recourse, against any Party or any of its respective assets under or in connection with any Finance Document, the transactions contemplated by the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document; and

     (d) the adequacy, accuracy and/or completeness of any information provided by the Agent, any Party or by any other person under or in connection with any Finance Document, the transactions contemplated by the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document.

23.14 AGENT'S MANAGEMENT TIME

     Any amount payable to the Agent under Clause 13.2 (Other indemnities), Clause 13.3 (Indemnity to the Agent), Clause 15 (Costs and expenses) and Clause 23.9 (Lenders' indemnity to the Agent) shall include the cost of utilising the Agent's management time or other resources and will be calculated on the basis of such reasonable daily or hourly rates as the Agent may notify to the Borrower and the Lenders, and is in addition to any fee paid or payable to the Agent under any Fee Letter.

23.15 DEDUCTION FROM AMOUNTS PAYABLE BY THE AGENT

     If any Party owes an amount to the Agent under the Finance Documents the Agent may, after giving notice to that Party, deduct an amount not exceeding that amount from any payment to that Party which the Agent would otherwise be obliged to make under the Finance Documents and apply the amount deducted in or towards satisfaction of the amount owed. For the purposes of the Finance Documents that Party shall be regarded as having received any amount so deducted.

24.  CONDUCT OF BUSINESS BY THE LENDERS AND THE AGENT

     No provision of this Agreement will:

     (a) interfere with the right of any Lender or the Agent to arrange its affairs (tax or otherwise) in whatever manner it thinks fit;

     (b) oblige any Lender or the Agent to investigate or claim any credit, relief, remission or repayment available to it or the extent, order and manner of any claim; or

     (c) oblige any Lender or the Agent to disclose any information relating to its affairs (tax or otherwise) or any computations in respect of Tax.

25.  SHARING AMONG THE LENDERS

25.1 PAYMENTS TO LENDERS

     If a Lender (a "RECOVERING LENDER") receives or recovers any amount from the Borrower other than in accordance with Clause 26 (Payment mechanics) and applies that amount to a payment due under the Finance Documents then:

     (a) the Recovering Lender shall, within three Business Days, notify details of the receipt or recovery, to the Agent;

     (b) the Agent shall determine whether the receipt or recovery is in excess of the amount the Recovering Lender would have been paid had the receipt or recovery been received or made by the Agent and distributed in accordance with Clause 26 (Payment mechanics), without taking account of any Tax which would be imposed on the Agent in relation to the receipt, recovery or distribution; and

     (c) the Recovering Lender shall, within three Business Days of demand by the Agent, pay to the Agent an amount (the "SHARING PAYMENT") equal to such receipt or recovery less any amount which the Agent determines may be retained by the Recovering Lender as its share of any payment to be made, in accordance with Clause 26.5 (Partial payments).

25.2 REDISTRIBUTION OF PAYMENTS

     The Agent shall treat the Sharing Payment as if it had been paid by the Borrower and distribute it between the Lenders (other than the Recovering Lender) in accordance with Clause 26.5 (Partial payments).

25.3 RECOVERING LENDER'S RIGHTS

     (a) On a distribution by the Agent under Clause 25.2 (Redistribution of payments), the Recovering Lender will be subrogated to the rights of the Lenders which have shared in the redistribution.

     (b) If and to the extent that the Recovering Lender is not able to rely on its rights under paragraph (a) above, the Borrower shall be liable to the Recovering Lender for a debt equal to the Sharing Payment which is immediately due and payable.

25.4 REVERSAL OF REDISTRIBUTION

     If any part of the Sharing Payment received or recovered by a Recovering Lender becomes repayable and is repaid by that Recovering Lender, then:

     (a) each Lender which has received a share of the relevant Sharing Payment pursuant to Clause 25.2 (Redistribution of payments) shall, upon request of the Agent, pay to the Agent for account of that Recovering Lender an amount equal to the appropriate part of its share of the Sharing Payment (together with an amount as is necessary to reimburse that Recovering Lender for its proportion of any interest on the Sharing Payment which that Recovering Lender is required to pay); and

     (b) that Recovering Lender's rights of subrogation in respect of any reimbursement shall be cancelled and the Borrower will be liable to the reimbursing Lender for the amount so reimbursed.

25.5 EXCEPTIONS

     (a) This Clause 25 shall not apply to the extent that the Recovering Lender would not, after making any payment pursuant to this Clause, have a valid and enforceable claim against the Borrower.

     (b) A Recovering Lender is not obliged to share with any other Lender or the Agent any amount which the Recovering Lender has received or recovered as a result of taking legal or arbitration proceedings, if:

          (i) it notified that other Party of the legal or arbitration proceedings; and

          (ii) that other Party had an opportunity to participate in those legal or arbitration proceedings but did not do so as soon as reasonably practicable having received notice and did not take separate legal or arbitration proceedings.

                                   SECTION 11
                                 ADMINISTRATION

26.  PAYMENT MECHANICS

26.1 PAYMENTS TO THE AGENT

     (a) On each date on which the Borrower or a Lender is required to make a payment under a Finance Document, the Borrower or Lender shall make the same available to the Agent (unless a contrary indication appears in a Finance Document) for value on the due date at the time and in such funds specified by the Agent as being customary at the time for settlement of transactions in the relevant currency in the place of payment.

     (b) Payment shall be made to such account in the principal financial centre of the country of that currency with such bank as the Agent specifies.

26.2 DISTRIBUTIONS BY THE AGENT

     Each payment received by the Agent under the Finance Documents for another Party shall, subject to Clause 26.3 (Distributions to the Borrower), Clause
     26.4 (Clawback) and Clause 23.15 (Deduction from amounts payable by the Agent) be made available by the Agent as soon as practicable after receipt to the Party entitled to receive payment in accordance with this Agreement (in the case of a Lender, for the account of its Facility Office), to such account as that Party may notify to the Agent by not less than five Business Days' notice with a bank in the principal financial centre of the country of that currency.

26.3 DISTRIBUTIONS TO THE BORROWER

     The Agent may (with the consent of the Borrower or in accordance with Clause 27 (Set-off)) apply any amount received by it for the Borrower in or towards payment (on the date and in the currency and funds of receipt) of any amount due from the Borrower under the Finance Documents or in or towards purchase of any amount of any currency to be so applied.

26.4 CLAWBACK

     (a) Where a sum is to be paid to the Agent under the Finance Documents for another Party, the Agent is not obliged to pay that sum to that other Party (or to enter into or perform any related exchange contract) until it has been able to establish to its satisfaction that it has actually received that sum.

     (b) If the Agent pays an amount to another Party and it proves to be the case that the Agent had not actually received that amount, then the Party to whom that amount (or the proceeds of any related exchange contract) was paid by the Agent shall on demand refund the same to the Agent together with interest on that amount from the date of payment to the date of receipt by the Agent, calculated by the Agent to reflect its cost of funds.

26.5 PARTIAL PAYMENTS

     (a) If the Agent receives a payment that is insufficient to discharge all the amounts then due and payable by the Borrower under the Finance Documents, the Agent shall apply that payment towards the obligations of the Borrower under the Finance Documents in the following order:

          (i) FIRST, in or towards payment pro rata of any unpaid fees, costs and expenses of the Agent under the Finance Documents;

          (ii) SECONDLY, in or towards payment pro rata of any accrued interest, fee or commission due but unpaid under this Agreement;

          (iii) THIRDLY, in or towards payment pro rata of any principal due but unpaid under this Agreement; and

          (iv) FOURTHLY, in or towards payment pro rata of any other sum due but unpaid under the Finance Documents.

     (b) The Agent shall, if so directed by the Majority Lenders, vary the order set out in paragraphs (a)(ii) to (iv) above.

     (c) Paragraphs (a) and (b) above will override any appropriation made by the Borrower.

26.6 NO SET-OFF THE BORROWER

     All payments to be made by the Borrower under the Finance Documents shall be calculated and be made without (and free and clear of any deduction for) set-off or counterclaim.

26.7 BUSINESS DAYS

     (a) Any payment which is due to be made on a day that is not a Business Day shall be made on the next Business Day in the same calendar month (if there is one) or the preceding Business Day (if there is not).

     (b) During any extension of the due date for payment of any principal or Unpaid Sum under this Agreement interest is payable on the principal or Unpaid Sum at the rate payable on the original due date.

26.8 CURRENCY OF ACCOUNT

     (a) Subject to paragraphs (b) and (c) below yen is the currency of account and payment for any sum from the Borrower under any Finance Document.

     (b) Each payment in respect of costs, expenses or Taxes shall be made in the currency in which the costs, expenses or Taxes are incurred.

     (c) Any amount expressed to be payable in a currency other than yen shall be paid in that other currency.

26.9 CHANGE OF CURRENCY

     (a) Unless otherwise prohibited by law, if more than one currency or currency unit are at the same time recognised by the central bank of any country as the lawful currency of that country, then:

          (i) any reference in the Finance Documents to, and any obligations arising under the Finance Documents in, the currency of that country shall be translated into, or paid in, the currency or currency unit of that country designated by the Agent (after consultation with the Borrower); and

          (ii) any translation from one currency or currency unit to another shall be at the official rate of exchange recognised by the central bank for the conversion of that currency or currency unit into the other, rounded up or down by the Agent (acting reasonably).

     (b) If a change in any currency of a country occurs, this Agreement will, to the extent the Agent (acting reasonably and after consultation with the Borrower) specifies to be necessary, be amended to comply with any generally accepted conventions and market practice in the Relevant Interbank Market and otherwise to reflect the change in currency.

27.  SET-OFF

     A Lender or the Agent may set off any matured obligation due from the Borrower under the Finance Documents (to the extent beneficially owned by that Lender or the Agent) against any matured obligation owed by that Lender or the Agent to the Borrower, regardless of the place of payment, booking branch or currency of either obligation. If the obligations are in different currencies, the Lender or the Agent may convert either obligation at a market rate of exchange in its usual course of business for the purpose of the set-off.

28.  NOTICES

28.1 COMMUNICATIONS IN WRITING

     (a) All notices or any communication to be made under or in connection with the Finance Documents shall be made in writing and, unless otherwise stated, shall be made by fax, letter, telex, electronic mail or any other electronic communication.

     (b) For the purpose of the Finance Documents, an electronic communication shall be treated as being in writing.

     (c) Unless it is agreed to the contrary, any consent or agreement required under a Finance Document shall be given in writing by fax.

     (d) A notice given in accordance with this Clause 28.1 but received on a day other than a Business Day or after close of business in the place of receipt shall only be deemed to be given on the immediately succeeding Business Day.

28.2 ADDRESSES

     The address, fax number and telex number (and the department or officer, if any, for whose attention the communication is to be made) of each Party for any communication or document to be made or delivered under or in connection with the Finance Documents is:

     (a)  in the case of the Borrower, that identified with its name below;

     (b) in the case of each Lender, that notified in writing to the Agent on or prior to the date on which it becomes a Party; and

     (c)  in the case of the Agent, that identified with its name below,

     or any substitute address, fax number, telex number or department or officer as the Party may notify to the Agent (or the Agent may notify to the other Parties, if a change is made by the Agent) by not less than five Business Days' notice.

28.3 DELIVERY

     (a) Any communication or document made or delivered by one person to another under or in connection with the Finance Documents will only be effective:

          (i)  if by way of fax, when received in legible form; or

          (ii) if by way of letter, when it has been left at the last known address or five Business Days after being deposited in the post postage prepaid in an envelope addressed to it at that address; or

          (iii) if by way of telex, when despatched, but only if, at the time of transmission, the correct answerback appears at the start and at the end of the sender's copy of the notice,

          and, if a particular department or officer is specified as part of its address details provided under Clause 28.2 (Addresses), if addressed to that department or officer.

     (b) Any communication or document to be made or delivered to the Agent will be effective only when actually received by the Agent and then only if it is expressly marked for the attention of the department or officer identified with the Agent's signature below (or any substitute department or officer as the Agent shall specify for this purpose).

     (c)  All notices from or to the Borrower shall be sent through the Agent.

     (d) Any communication or document made or delivered to the Borrower in accordance with this Clause will be deemed to have been made or delivered to the Borrower.

28.4 NOTIFICATION OF ADDRESS, FAX NUMBER AND TELEX NUMBER

     Promptly upon receipt of notification of an address, fax number and telex number or change of address, fax number or telex number pursuant to Clause
     28.2 (Addresses) or changing its own address, fax number or telex number, the Agent shall notify the other Parties.

28.5 ELECTRONIC COMMUNICATION

     (a) Any communication to be made between the Agent and a Lender under or in connection with the Finance Documents may be made by electronic mail or other electronic means, if the Agent and the relevant Lender:

          (i) agree that, unless and until notified to the contrary, this is to be an accepted form of communication;

          (ii) notify each other in writing of their electronic mail address and/or any other information required to enable the sending and receipt of information by that means; and

          (iii) notify each other of any change to their address or any other such information supplied by them.

     (b) Any electronic communication made between the Agent and a Lender will be effective only when actually received in readable form and in the case of any electronic communication made by a Lender to the Agent only if it is addressed in such a manner as the Agent shall specify for this purpose.

28.6 ENGLISH LANGUAGE

     (a) Any notice given under or in connection with any Finance Document must be in English.

     (b) All other documents provided under or in connection with any Finance Document must be:

          (i)  in English; or

          (ii) if not in English, and if so required by the Agent, accompanied by a certified English translation and, in this case, the English translation will prevail unless the document is a constitutional, statutory or other official document.

29.  CALCULATIONS AND CERTIFICATES

29.1 ACCOUNTS

     In any litigation or arbitration proceedings arising out of or in connection with a Finance Document, the entries made in the accounts maintained by a Lender or the Agent are prima facie evidence of the matters to which they relate.

29.2 CERTIFICATES AND DETERMINATIONS

     Any certification or determination by a Lender or the Agent of a rate or amount under any Finance Document is, in the absence of manifest error, conclusive evidence of the matters to which it relates.

29.3 DAY COUNT CONVENTION

     Any interest, commission or fee accruing under a Finance Document will accrue from day to day and is calculated on the basis of the actual number of days elapsed and a year of 360 days or, in any case where the practice in the Relevant Interbank Market differs, in accordance with that market practice.

30.  PARTIAL INVALIDITY

     If, at any time, any provision of the Finance Documents is or becomes illegal, invalid or unenforceable in any respect under any law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions nor the legality, validity or enforceability of such provision under the law of any other jurisdiction will in any way be affected or impaired.

31.  REMEDIES AND WAIVERS

     No failure to exercise, nor any delay in exercising, on the part of any Lender or the Agent, any right or remedy under the Finance Documents shall operate as a waiver, nor shall any single or partial exercise of any right or remedy prevent any further or other exercise or the exercise of any other right or remedy. The rights and remedies provided in this Agreement are cumulative and not exclusive of any rights or remedies provided by law.

32.  AMENDMENTS AND WAIVERS

32.1 REQUIRED CONSENTS

     (a) Subject to Clauses 32.2 (Exceptions), any term of the Finance Documents may be amended or waived only with the consent of the Majority Lenders and the Borrower and any such amendment or waiver will be binding on all Parties.

     (b) The Agent may effect, on behalf of itself or any Lender, any amendment or waiver permitted by this Clause.

32.2 EXCEPTIONS

     (a) An amendment or waiver that has the effect of changing or which relates to:

          (i)  the definition of "Majority Lenders" in Clause 1.1 (Definitions);

          (ii) an extension to the date of payment of any amount under the Finance Documents;

          (iii) a reduction in the Margin or a reduction in the amount of any payment of principal, interest, fees or commission payable;

          (iv) an increase in or an extension of any Commitment;

          (v)  a change to the Borrower;

          (vi) any provision which expressly requires the consent of all the Lenders; or

          (vii) Clause 2.3 (Lenders' rights and obligations), Clause 21 (Changes to the Lenders) or this Clause 32,

          shall not be made without the prior consent of all the Lenders.

     (b) An amendment or waiver which relates to the rights or obligations of the Agent may not be effected without the consent of the Agent.

33.  COUNTERPARTS

     Each Finance Document may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of the Finance Document.

                                   SECTION 12
                          GOVERNING LAW AND ENFORCEMENT

34.  GOVERNING LAW

     This Agreement is governed by English law.

35.  ENFORCEMENT

35.1 JURISDICTION

     (a) The courts of England have exclusive jurisdiction to settle any dispute arising out of or in connection with this Agreement (including a dispute regarding the existence, validity or termination of this Agreement) (a "DISPUTE").

     (b) The Parties agree that the courts of England are the most appropriate and convenient courts to settle Disputes and accordingly no Party will argue to the contrary.

     (c) This Clause 35.1 is for the benefit of the Lenders and the Agent only. As a result, no Lender or the Agent shall be prevented from taking proceedings relating to a Dispute in any other courts with jurisdiction. To the extent allowed by law, the Lenders and the Agent may take concurrent proceedings in any number of jurisdictions.

35.2 WAIVER OF IMMUNITY

     The Borrower waives generally all immunity it or its assets or revenues may otherwise have in any jurisdiction, including immunity in respect of:

     (a) the giving of any relief by way of injunction or order for specific performance or for the recovery of assets or revenues; and

     (b) the issue of any process against its assets or revenues for the enforcement of a judgment or, in an action in rem, for the arrest, detention or sale of any of its assets and revenues.

35.3 SERVICE OF PROCESS

     Without prejudice to any other mode of service allowed under any relevant law, the Borrower:

     (a) irrevocably appoints Morgan Walker Solicitors of 115A Chancery Lane, London, WC2A 1PR, as its agent for service of process in relation to any proceedings before the English courts in connection with any Finance Document; and

     (b) agrees that failure by a process agent to notify the Borrower of the process will not invalidate the proceedings concerned.

THIS AGREEMENT HAS BEEN ENTERED INTO ON THE DATE STATED AT THE BEGINNING OF THIS AGREEMENT.

                                   SCHEDULE 1
                              CONDITIONS PRECEDENT

                   CONDITIONS PRECEDENT TO INITIAL UTILISATION

1.   BORROWER

     (a) A copy of the memorandum and articles of association of the Borrower, certified to be true and correct on the date it is submitted.

     (b)  A copy of a resolution of the board of directors of the Borrower:

          (i) approving the terms of, and the transactions contemplated by, the Finance Documents to which it is a party and resolving that it execute the Finance Documents to which it is a party;

          (ii) authorising a specified person or persons to execute the Finance Documents to which it is a party on its behalf; and

          (iii) authorising a specified person or persons, on its behalf, to sign and/or despatch all documents and notices (including, if relevant, any Utilisation Request) to be signed and/or despatched by it under or in connection with the Finance Documents to which it is a party.

     (c) A specimen of the signature of each person authorised by the resolution referred to in paragraph (b) above.

     (d) A certificate of the Borrower (signed by an Authorised Signatory) confirming that borrowing the Commitment would not cause any borrowing, guaranteeing or similar limit binding on it to be exceeded.

     (e) A certified copy of the resolution of the shareholders of the Borrower passed in a general meeting in accordance with Section 293(1)(d) of the Indian Companies Act approving the current borrowing limit of the Borrower.

     (f) A certificate of an Authorised Signatory of the Borrower certifying that each copy document relating to it specified in this Schedule 1 is correct, complete and in full force and effect as at a date no earlier than the date of this Agreement.

2.   LEGAL OPINIONS

     (a) A legal opinion of the legal advisers to the Agent and Lenders in India in form and substance satisfactory to the Agent.

     (b) A legal opinion from Clifford Chance Wong Pte Ltd, in relation to English law.

3.   OTHER DOCUMENTS AND EVIDENCE

     (a) Evidence that any process agent referred to in Clause 35.3 (Service of process) has accepted its appointment.

     (b) A copy of any other Authorisation or other document, opinion or assurance which the Agent considers to be necessary or desirable (if it has notified the Borrower accordingly) in connection with the entry into and performance of the transactions contemplated by any Finance Document or for the validity and enforceability of any Finance Document.

     (c)  The Original Financial Statements of the Borrower.

     (d) Evidence that the fees, costs and expenses then due from the Borrower under the Fee Letters and Clause 15 (Costs and expenses) have been paid or will be paid by the Utilisation Date.

     (e) Evidence (in the form of a letter from the Borrower to the Agent and the Lenders) that each of the representations and undertakings in Clauses 16 (Representations), 17 (Information Undertakings), 18 (Financial Covenants) and 19 (General Undertakings) are true and accurate by reference to the facts and circumstances subsisting on the date of execution of this Agreement.

     (f) Evidence that the Borrower has delivered a duly completed Form 83 to the Department of Statistical Analysis and Computer Services (DESACS) of the RBI to obtain a loan identification number and that the DESACS has issued a loan registration number for the Facility under this Agreement.

     (g) A copy of each Finance Document executed by the parties to those documents.

                                   SCHEDULE 2
                               UTILISATION REQUEST

From:  Sterlite Industries (India) Limited

To:    Standard Chartered Bank as Agent

Dated: _______________

Dear Sirs

    STERLITE INDUSTRIES (INDIA) LIMITED - $92,600,000 TERM FACILITY AGREEMENT
                        DATED [______] (THE "AGREEMENT")

1. We refer to the Agreement. This is a Utilisation Request. Terms defined in the Agreement have the same meaning in this Utilisation Request unless given a different meaning in this Utilisation Request.

2.   We wish to borrow a [Tranche A Loan/Tranche B Loan] on the following terms:

     Proposed Utilisation Date: [___]  (or, if that is not a Business Day, the next Business Day)
     Currency of Loan:          dollar equivalent in yen
     Amount:                    $[_____]
     Interest Period:           [1, 2, 3 or 6 months]

3. We confirm that each condition specified in Clause 4.1 (Initial conditions precedent) and Clause 4.2 (Further conditions precedent) is satisfied on the date of this Utilisation Request.

4. The proceeds of this [Tranche A Loan/Tranche B Loan] should be credited to [account].

5.   This Utilisation Request is irrevocable.

                                        Yours faithfully


                                        ----------------------------------------
                                        authorised signatory for
                                        STERLITE INDUSTRIES (INDIA) LIMITED

                                   SCHEDULE 3
                             MANDATORY COST FORMULAE

1. The Mandatory Cost is an addition to the interest rate to compensate Lenders for the cost of compliance with (a) the requirements of the Financial Services Authority or any other authority which replaces all or any of its functions) or (b) the requirements of the European Central Bank.

2. On the first day of each Interest Period (or as soon as possible thereafter) the Agent shall calculate, as a percentage rate, a rate (the "ADDITIONAL COST RATE") for each Lender, in accordance with the paragraphs set out below. The Mandatory Cost will be calculated by the Agent as a weighted average of the Lenders' Additional Cost Rates (weighted in proportion to the percentage participation of each Lender in the relevant
     Loan) and will be expressed as a percentage rate per annum.

3. The Additional Cost Rate for any Lender lending from a Facility Office in a Participating Member State will be the percentage notified by that Lender to the Agent. This percentage will be certified by that Lender in its notice to the Agent to be its reasonable determination of the cost (expressed as a percentage of that Lender's participation in all Loans made from that Facility Office) of complying with the minimum reserve requirements of the European Central Bank in respect of loans made from that Facility Office.

4. The Additional Cost Rate for any Lender lending from a Facility Office in the United Kingdom will be calculated by the Agent as follows:

     E x 0.01
     -------- per cent. per annum.
        300

     Where:

     E is designed to compensate Lenders for amounts payable under the Fees Rules and is calculated by the Agent as being the average of the most recent rates of charge supplied by the Reference Banks to the Agent pursuant to paragraph 7 below and expressed in pounds per GBP1,000,000.

5.   For the purposes of this Schedule:

     (a) "FEES RULES" means the rules on periodic fees contained in the FSA Supervision Manual or such other law or regulation as may be in force from time to time in respect of the payment of fees for the acceptance of deposits;

     (b) "FEE TARIFFS" means the fee tariffs specified in the Fees Rules under the activity group A.1 Deposit acceptors (ignoring any minimum fee or zero rated fee required pursuant to the Fees Rules but taking into account any applicable discount rate); and

     (c) "TARIFF BASE" has the meaning given to it in, and will be calculated in accordance with, the Fees Rules.

6. If requested by the Agent, each Reference Bank shall, as soon as practicable after publication by the Financial Services Authority, supply to the Agent, the rate of charge payable by that Reference Bank to the Financial Services Authority pursuant to the Fees Rules in respect of the relevant financial year of the Financial Services Authority (calculated for this purpose by that Reference Bank as being the average of the Fee Tariffs applicable to that Reference Bank for that financial year) and expressed in pounds per GBP1,000,000 of the Tariff Base of that Reference Bank.

7. Each Lender shall supply any information required by the Agent for the purpose of calculating its Additional Cost Rate. In particular, but without limitation, each Lender shall supply the following information on or prior to the date on which it becomes a Lender:

     (a)  the jurisdiction of its Facility Office; and

     (b) any other information that the Agent may reasonably require for such purpose.

     Each Lender shall promptly notify the Agent of any change to the information provided by it pursuant to this paragraph.

8. The Agent shall have no liability to any person if such determination results in an Additional Cost Rate which over or under compensates any Lender and shall be entitled to assume that the information provided by any Lender or Reference Bank pursuant to paragraphs 3, 7 and 8 above is true and correct in all respects.

9. The Agent shall distribute the additional amounts received as a result of the Mandatory Cost to the Lenders on the basis of the Additional Cost Rate for each Lender based on the information provided by each Lender and each Reference Bank pursuant to paragraphs 3, 7 and 8 above.

10. Any determination by the Agent pursuant to this Schedule in relation to a formula, the Mandatory Cost, an Additional Cost Rate or any amount payable to a Lender shall, in the absence of manifest error, be conclusive and binding on all Parties.

11. The Agent may from time to time, after consultation with the Borrower and the Lenders, determine and notify to all Parties any amendments which are required to be made to this Schedule in order to comply with any change in law, regulation or any requirements from time to time imposed by the Financial Services Authority or the European Central Bank (or, in any case, any other authority which replaces all or any of its functions) and any such determination shall, in the absence of manifest error, be conclusive and binding on all Parties.

                                   SCHEDULE 4
                          FORM OF TRANSFER CERTIFICATE

To:  Standard Chartered Bank as Agent

From: [The Existing Lender] (the "EXISTING LENDER") and [The New Lender] (the
     "NEW LENDER")

Dated:

    STERLITE INDUSTRIES (INDIA) LIMITED -$92,600,000 TERM FACILITY AGREEMENT
                        DATED [______] (THE "AGREEMENT")

1. We refer to the Agreement. This is a Transfer Certificate. Terms defined in the Agreement have the same meaning in this Transfer Certificate unless given a different meaning in this Transfer Certificate.

2.   We refer to Clause 21.5 (Procedure for transfer):

     (a) The Existing Lender and the New Lender agree to the Existing Lender transferring to the New Lender by novation all or part of the Existing Lender's Commitment, rights and obligations referred to in the
          Schedule in accordance with Clause 21.5 (Procedure for transfer).

     (b)  The proposed Transfer Date is [__].

     (c) The Facility Office and address, fax number and attention details for notices of the New Lender for the purposes of Clause 28.2 (Addresses) are set out in the Schedule.

3. The New Lender expressly acknowledges the limitations on the Existing Lender's obligations set out in Clause 21.4 (Limitation of responsibility of Existing Lenders).

4. This Transfer Certificate may be executed in any number of counterparts and this has the same effect as if the signatures on the counterparts were on a single copy of this Transfer Certificate.

5.   This Transfer Certificate is governed by English law.

                                  THE SCHEDULE

               COMMITMENT/RIGHTS AND OBLIGATIONS TO BE TRANSFERRED

                           [insert relevant details]
   [Facility Office address, fax number and attention details for notices and account details for payments,]

[Existing Lender]                       [New Lender]


By:                                     By:
    ---------------------------------       ------------------------------------

This Transfer Certificate is acknowledged by the Agent.

Standard Chartered Bank as Agent


By:
    ---------------------------------

                                   SCHEDULE 5

                         FORM OF COMPLIANCE CERTIFICATE

To:    Standard Chartered Bank as Agent

From:  Sterlite Industries (India) Limited

Dated: ___________________________________

Dear Sirs

    STERLITE INDUSTRIES (INDIA) LIMITED -$92,600,000 TERM FACILITY AGREEMENT
                      DATED [__________] (THE "AGREEMENT")

1. We refer to the Agreement. This is a Compliance Certificate Letter. Terms defined in the Agreement have the same meaning in this Compliance Certificate Letter unless given a different meaning in this Compliance Certificate.

2.   We confirm that:

     (a)  Interest Cover

          The ratio of EBITDA to Gross Interest Expense for the Relevant Period is not less than 2.0 : 1.0.

          The actual ratio of EBITDA to Gross Interest Expense for the Relevant Period is [insert, with calculations].

     (b)  LEVERAGE

          The ratio of Total Liabilities to Tangible Net Worth shall not at any time equal or exceed 2.0 : 1.0.

          The actual ratio of Total Liabilities to Tangible Net Worth for the Relevant Period is: [insert, with calculations]

     (c)  DEBT SERVICE

          The mean average ratio of EBITDA to Debt Service for any Relevant Debt Service Period shall not at any time be less than 1.25 : 1.0

          The actual mean average ratio of EBITDA to Debt Service for the Relevant Debt Service Period is: [insert, with calculations]

     (d)  TANGIBLE NET WORTH

          The Tangible Net Worth of the Borrower shall at no time be less than INR 35,790,000,000

          As at the end of the Relevant Period, the Tangible Net Worth of the Borrower is: [insert, with calculations]

     (e)  GEARING

          The ratio of Total Secured Debt to Tangible Net Worth shall at no time exceed 1.50 : 1.0.

          As at the end of the Relevant Period, the ratio of the Total Secured Debt to Tangible Net Worth of the Borrower is: [insert, with calculations].

3.   Details of Total Secured Debt:

4.   [We confirm that no Default is continuing.]*


Signed:
        -----------------------------------  -----------------------------------
        Authorised Signatory Of              Authorised Signatory Of
        Sterlite Industries (India) Limited  Sterlite Industries (India) Limited

REPORT BY AUDITOR ON COMPLIANCE CERTIFICATE***

In our opinion the attached Compliance Certificate and the financial statements upon which it is based give a true and fair view of the state of affairs of the Borrower at [insert date of certificate] and of the profit and source and application of funds of the Borrower for the financial year ended [date] and have been properly prepared in accordance with [insert relevant accounting principles].


------------------------------------
for and on behalf of
[name of auditors of the Borrower]

* If this statement cannot be made, the certificate should identify any Default that is continuing and the steps, if any, being taken to remedy it.

*** Only applicable if the Compliance Certificate accompanies the audited financial statements and is to be signed by the auditors.

                                   SCHEDULE 6

                                   TIMETABLES

Delivery of a duly completed Utilisation Request (Clause     U - 3 (by 9.00am)
5.1(a)/5.2(a))

Agent notifies the Lenders of the Loan amount in             U - 3 (no later than 3.00pm)
accordance with Clause 5.4 (Loan)

Borrower notifies the Agent of the next Interest Period in   U - 3 (by 9.00am)
accordance with Clause 9.1 (Interest Periods)

Agent notifies the Lenders of the next Interest Period       U - 3 (no later than 3.00pm)

LIBOR is fixed                                               Quotation Day as of 11.00am

"U" = Utilisation Date or end of an Interest Period as the case may be (which must be a Business Day)

"U - X" = X Business Days prior to date of utilisation

                                   SCHEDULE 7

                                 INITIAL LENDERS

                                     PART 1

THE TRANCHE A LENDERS                                            COMMITMENTS ($)
---------------------                                            ---------------
(1) CALYON                                                          22,850,000
(2) STANDARD CHARTERED BANK                                         22,850,000
(3) ICICI BANK LIMITED, SINGAPORE BRANCH                            14,600,000
(4) ICICI BANK LIMITED, BAHRAIN BRANCH                               3,650,000
(5) ICICI BANK LIMITED, HONG KONG BRANCH                             3,650,000
TOTAL                                                               67,600,000

                                     PART 2

THE TRANCHE B LENDERS                                            COMMITMENTS ($)
---------------------                                            ---------------
(1) CALYON                                                           8,450,000
(2) STANDARD CHARTERED BANK                                          8,450,000
(3) ICICI BANK LIMITED, SINGAPORE BRANCH                             5,400,000
(4) ICICI BANK LIMITED, BAHRAIN BRANCH                               1,350,000
(5) ICICI BANK LIMITED, HONG KONG BRANCH                             1,350,000
TOTAL                                                               25,000,000

                                   SIGNATURES

THE BORROWER

STERLITE INDUSTRIES (INDIA) LIMITED

By: Santosh Maheshwari Kishore Kumar
                                             /s/  Santosh Maheshwari
Address:   Business Square                   /s/  Kishore Kumar
           'C' Wing, 2nd Floor
           Chakala,
           Andheri-Kurla Road
           Andheri (E)
           Mumbai 400 093

Fax:       +91 22 5643 4551

Attention: Santosh Maheshwari/Sushil Gupta


MANDATED LEAD ARRANGERS

CALYON


By:                                                         (SIGNED)
    --------------------------------


ICICI BANK LIMITED, SINGAPORE BRANCH


By:                                                         (SIGNED)
    --------------------------------


STANDARD CHARTERED BANK


By:                                                         (SIGNED)
    --------------------------------


THE INITIAL LENDERS

CALYON


By:                                                         (SIGNED)
    --------------------------------

ICICI BANK LIMITED, SINGAPORE BRANCH


By:                                                         (SIGNED)
    --------------------------------


ICICI BANK LIMITED, BAHRAIN BRANCH


By:                                                         (SIGNED)
    --------------------------------


ICICI BANK LIMITED, HONG KONG BRANCH


By:                                                         (SIGNED)
    --------------------------------


STANDARD CHARTERED BANK


By:                                                         (SIGNED)
    --------------------------------

THE AGENT

STANDARD CHARTERED BANK


By:                                             (SIGNED)
    --------------------------------

Address:   19th Floor
           New London Bridge House
           25 London Bridge Street
           London
           SE1 9TB

Fax:       + 44 (0) 207 280 6460

Attention: Travor Laflin/ Darren Osborne